                                                                    EXHIBIT 2.1










                             AGREEMENT AND PLAN OF MERGER

                                       BETWEEN

                       SOUTHWEST BANCORPORATION OF TEXAS, INC.

                                         AND

                               FORT BEND HOLDING CORP.




                             Dated as of October 20, 1998

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                      ARTICLE I

                                      THE MERGER

     Section 1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . -6-
     Section 1.2  Conversion of FBHC Common Stock and FBHC Stock Options . . -7-
     Section 1.3  Surrender of FBHC Stock Certificates . . . . . . . . . . . -7-

                                      ARTICLE II

                                      THE CLOSING

     Section 2.1  Closing Date . . . . . . . . . . . . . . . . . . . . . . . -9-
     Section 2.2  Effective Time; Procedure. . . . . . . . . . . . . . . . . -9-

                                      ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF FBHC

     Section 3.1  Organization.. . . . . . . . . . . . . . . . . . . . . . .-10-
     Section 3.2  Binding Effect . . . . . . . . . . . . . . . . . . . . . .-11-
     Section 3.3  Capitalization . . . . . . . . . . . . . . . . . . . . . .-11-
     Section 3.4  Financial Statements and Reports . . . . . . . . . . . . .-12-
     Section 3.5  Compliance with Applicable Laws; Operating Authorities . .-13-
     Section 3.6  Other Activities of FBHC . . . . . . . . . . . . . . . . .-14-
     Section 3.7  Contracts and Commitments. . . . . . . . . . . . . . . . .-15-
     Section 3.8  Broker's and Finder's Fees . . . . . . . . . . . . . . . .-16-
     Section 3.9  Corporate Records; Other Information . . . . . . . . . . .-16-
     Section 3.10  Real Property Owned or Leased . . . . . . . . . . . . . .-17-
     Section 3.11  Personal Property . . . . . . . . . . . . . . . . . . . .-17-
     Section 3.12  Accounting Records; Data Processing . . . . . . . . . . .-18-
     Section 3.13  Absence of Certain Changes. . . . . . . . . . . . . . . .-18-
     Section 3.14  Litigation. . . . . . . . . . . . . . . . . . . . . . . .-19-
     Section 3.15  Tax Matters . . . . . . . . . . . . . . . . . . . . . . .-20-
     Section 3.16  Employment and Similar Agreements; Obligations Upon
                     Change in Control . . . . . . . . . . . . . . . . . . .-21-
     Section 3.17  Benefit Plans . . . . . . . . . . . . . . . . . . . . . .-22-
     Section 3.18  Labor and Employment Matters. . . . . . . . . . . . . . .-24-
     Section 3.19  Certain Interests . . . . . . . . . . . . . . . . . . . .-25-
     Section 3.20  Registration Statement and Regulatory Applications. . . .-26-
     Section 3.21  Insurance . . . . . . . . . . . . . . . . . . . . . . . .-26-
     Section 3.22  Environmental Matters . . . . . . . . . . . . . . . . . .-27-
     Section 3.23  Intellectual Property Rights. . . . . . . . . . . . . . .-28-
     Section 3.24  Site Locations. . . . . . . . . . . . . . . . . . . . . .-28-
     Section 3.25  Loans . . . . . . . . . . . . . . . . . . . . . . . . . .-28-
     Section 3.26  Allowance for Losses. . . . . . . . . . . . . . . . . . .-29-
     Section 3.27  Real Estate Owned . . . . . . . . . . . . . . . . . . . .-29-
     Section 3.28  Interest Rate Risk Management Instruments . . . . . . . .-30-
     Section 3.29  Disclosure. . . . . . . . . . . . . . . . . . . . . . . .-30-


                                      -i-

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 4.1  Organization . . . . . . . . . . . . . . . . . . . . . . .-30-
     Section 4.2  Binding Effect . . . . . . . . . . . . . . . . . . . . . .-31-
     Section 4.3  Capitalization . . . . . . . . . . . . . . . . . . . . . .-31-
     Section 4.4  Financial Statements and Reports . . . . . . . . . . . . .-32-
     Section 4.5  Registration Statement and Regulatory Applications . . . .-33-
     Section 4.6  Compliance with Applicable Laws; Operating Authorities . .-33-
     Section 4.7  Absence of Certain Changes . . . . . . . . . . . . . . . .-34-
     Section 4.8  Litigation . . . . . . . . . . . . . . . . . . . . . . . .-34-
     Section 4.9  Broker's and Finder's Fees . . . . . . . . . . . . . . . .-35-
     Section 4.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . .-35-
     Section 4.11  Environmental Matters . . . . . . . . . . . . . . . . . .-35-
     Section 4.12  Allowance for Losses. . . . . . . . . . . . . . . . . . .-35-
     Section 4.13  Disclosure. . . . . . . . . . . . . . . . . . . . . . . .-35-

                                     ARTICLE V

                              COVENANTS OF THE PARTIES

     Section 5.1  Preparation of Registration Statement and
                    Prospectus/Proxy Statement . . . . . . . . . . . . . . .-36-
     Section 5.2  Pursuit of Regulatory Approvals. . . . . . . . . . . . . .-36-
     Section 5.3  Other Consents . . . . . . . . . . . . . . . . . . . . . .-37-
     Section 5.4  FBHC Activities Pending Closing. . . . . . . . . . . . . .-37-
     Section 5.5  Ongoing Financial Disclosure . . . . . . . . . . . . . . .-39-
     Section 5.6  Access to Information. . . . . . . . . . . . . . . . . . .-39-
     Section 5.7  Confidentiality. . . . . . . . . . . . . . . . . . . . . .-40-
     Section 5.8  Meeting of Shareholders. . . . . . . . . . . . . . . . . .-41-
     Section 5.9  Stock Listing. . . . . . . . . . . . . . . . . . . . . . .-41-
     Section 5.10  Affiliates' Letters . . . . . . . . . . . . . . . . . . .-41-
     Section 5.11  Plan Amendments and Participation in Company Plans;
                   Option Registration . . . . . . . . . . . . . . . . . . .-41-
     Section 5.12  Assumption of FBHC Stock Options. . . . . . . . . . . . .-42-
     Section 5.13  Termination of Severance and Consulting Arrangements. . .-42-
     Section 5.14  Certain Notifications . . . . . . . . . . . . . . . . . .-43-
     Section 5.15  No Shopping . . . . . . . . . . . . . . . . . . . . . . .-43-
     Section 5.16  No Inconsistent Actions; Pooling; Tax Treatment . . . . .-44-
     Section 5.17  Taxes; Consent. . . . . . . . . . . . . . . . . . . . . .-44-
     Section 5.18  Transactions with Affiliates and Insiders . . . . . . . .-44-
     Section 5.19  Classification of Loans . . . . . . . . . . . . . . . . .-44-
     Section 5.20  Compliance with Applicable Law. . . . . . . . . . . . . .-45-
     Section 5.21  Certain Accounting Adjustments. . . . . . . . . . . . . .-45-
     Section 5.22  Environmental Investigation; Right to Terminate
                   Agreement . . . . . . . . . . . . . . . . . . . . . . . .-45-
     Section 5.23  Indemnification of Directors and Officers; Insurance. . .-46-
     Section 5.24  Access to Information of the Company. . . . . . . . . . .-47-
     Section 5.25  Further Assurances. . . . . . . . . . . . . . . . . . . .-48-


                                      -ii-

                                    ARTICLE VI

                               CONDITIONS TO CLOSING

     Section 6.1  Conditions to FBHC's Obligation to Close . . . . . . . . .-49-
     Section 6.2  Conditions to the Company's Obligations to Close . . . . .-51-

                                     ARTICLE VII

                                     TERMINATION

     Section 7.1  Termination. . . . . . . . . . . . . . . . . . . . . . . .-54-
     Section 7.2  Effect of Termination. . . . . . . . . . . . . . . . . . .-55-

                                     ARTICLE VIII

                                    MISCELLANEOUS

     Section 8.1  Non-Survival of Representations and Warranties . . . . . .-56-
     Section 8.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .-56-
     Section 8.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . .-57-
     Section 8.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . .-57-
     Section 8.5  Amendments and Waivers . . . . . . . . . . . . . . . . . .-57-
     Section 8.6  Severability . . . . . . . . . . . . . . . . . . . . . . .-57-
     Section 8.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . .-57-
     Section 8.8  Interpretation of Agreement. . . . . . . . . . . . . . . .-58-
     Section 8.9  Expenses . . . . . . . . . . . . . . . . . . . . . . . . .-58-
     Section 8.10  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . .-58-
     Section 8.11  Publicity . . . . . . . . . . . . . . . . . . . . . . . .-58-
     Section 8.12  Binding Effect. . . . . . . . . . . . . . . . . . . . . .-59-
     Section 8.13  Third Parties . . . . . . . . . . . . . . . . . . . . . .-59-
     Section 8.14  Gender; Number. . . . . . . . . . . . . . . . . . . . . .-59-
     Section 8.15  Certain Definitions . . . . . . . . . . . . . . . . . . .-59-


EXHIBITS

     Exhibit A -    Plan of Merger for the Bank Merger
     Exhibit B -    Form of Affiliates' Letter
     Exhibit C -    Form of Opinion of Counsel for the Company
     Exhibit D -    Form of Opinion of Counsel for FBHC
     Exhibit E -    Form of Release (Director)
     Exhibit F -    Form of Release (Officer)


                             AGREEMENT AND PLAN OF MERGER
                                       BETWEEN
                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                                         AND
                               FORT BEND HOLDING CORP.


     This Agreement and Plan of Merger ("Agreement") is entered into as of October 20, 1998 between Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), and Fort Bend Holding Corp., a Delaware corporation ("FBHC").

                                       RECITALS

     A. The parties hereto desire to effect a business combination pursuant to which (i) FBHC will be merged with and into the Company, with the Company being the surviving corporation (the "Merger"), and (ii) the shareholders of record, as of the date of the Merger, of the common stock, $.01 par value, of FBHC ("FBHC Common Stock") (such holders of record of FBHC Common Stock are hereinafter referred to as the "Shareholders") will receive shares of Common Stock, $1.00 par value, of the Company ("Company Common Stock") in accordance with the terms and conditions of this Agreement, all for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

     B. In connection with the Merger, all options to purchase shares of FBHC Common Stock outstanding as of the date of the Merger ("FBHC Stock Options") pursuant to FBHC's 1993 Stock Option and Incentive Plan (as amended and restated July 29, 1997) (the "FBHC Stock Option Plan") shall be converted into options to purchase Company Common Stock as described herein.

     C. The parties hereto also desire to effect a merger of Fort Bend Federal Savings and Loan Association of Rosenberg (the "Association"), a federally chartered savings and loan association and wholly-owned subsidiary of FBHC, with and into Southwest Bank of Texas National Association ("SW Bank"), a national banking association and wholly-owned subsidiary of the Company, pursuant to a Plan of Merger between the Association and SW Bank, a form of which is attached hereto as Exhibit A (the "Bank Plan of Merger") for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(1) of the Code. Such merger (the "Bank Merger") shall be effectuated on the same date as, and simultaneously with, the effectiveness of the Merger.

     D. The Merger and the Bank Merger require certain shareholder and regulatory approvals as described herein and shall be effected only after the necessary approvals have been obtained. Certain capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 8.15 hereof.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE MERGER

     SECTION 1.1  THE MERGER.

     (a) PROCEDURE FOR MERGER. The Merger shall take place upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to which, at the Effective Time:

          (i) FBHC shall be merged with and into the Company by a statutory merger; the separate corporate existence of FBHC shall thereupon cease; and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation");

          (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, continue to be outstanding as one share of Company Common Stock;

          (iii) each share of FBHC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive, upon surrender of the certificate representing such share, 1.45 shares of Company Common Stock, as provided in Section 1.2 hereof;

          (iv) the Articles of Incorporation and the Bylaws of the Company shall be unchanged and shall be the Articles of Incorporation and Bylaws of the Surviving Corporation;

          (v) the authorized capital stock of the Surviving Corporation shall be unchanged, consisting of 1,000,000 shares of preferred stock, $.01 par value, and 50,000,000 shares of Company Common Stock, $1.00 par value;

          (vi) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

          (vii) the corporate existence of each of FBHC and the Company shall be merged into and continued in the Surviving Corporation, and such Surviving Corporation shall be deemed to be the same corporation as FBHC and the Company; all rights, title and interests to all real estate and other property owned by FBHC and the Company shall be vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens and other encumbrances thereon; and

          (viii) the Merger shall have the other effects set forth in
     Article 5.06 of the TBCA and Sections 259, 260 and 261 of the DGCL, including, without limitation, that the Surviving Corporation shall be liable for all liabilities of FBHC and the Company.

     SECTION 1.2  CONVERSION OF FBHC COMMON STOCK AND FBHC STOCK OPTIONS.

     (a) OUTSTANDING FBHC COMMON STOCK. At the Effective Time, each share of FBHC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.45 (the "Exchange Ratio") shares of Company Common Stock. All of the shares of FBHC Common Stock converted into Company Common Stock pursuant to this Section 1.2(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of FBHC Common Stock shall thereafter represent the right to receive
(i) the number of whole shares of Company Common Stock and (ii) cash in lieu of fractional shares into which the shares of FBHC Common Stock represented by such Certificate have been converted pursuant to this Section 1.2(a) and
Section 1.3(e) hereof. Certificates previously representing shares of FBHC Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 1.3 hereof, without any interest thereon. If prior to the Effective Time, the Company should split or combine the outstanding shares of Company Common Stock, recapitalize, or pay a dividend or other distribution payable in Company Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, recapitalization, combination, dividend or distribution.

     (b) TREASURY STOCK. At the Effective Time, all shares of FBHC Common Stock that are held in FBHC's treasury or otherwise owned by FBHC as treasury stock shall be canceled and shall cease to exist, and no stock of the Company or other consideration shall be delivered in exchange therefor.

     (c) FBHC STOCK OPTIONS. At the Effective Time, each FBHC Stock Option shall, in accordance with its terms, be converted (automatically and without any action on the part of the holder thereof) into an option, having the same terms as such FBHC Stock Option, to purchase a number of shares of Company Common Stock equal to the number of shares of FBHC Common Stock subject thereto multiplied by the Exchange Ratio, at an exercise price per share equal to the exercise price per share subject thereto divided by the Exchange Ratio. The total number of shares subject to each FBHC Stock Option shall be rounded to the nearest whole share, and all exercise prices shall be rounded to the nearest whole cent.

     SECTION 1.3  SURRENDER OF FBHC STOCK CERTIFICATES.

     (a) As soon as practicable after the Effective Time, American Securities Transfer & Trust, Inc., as Exchange Agent (the "Exchange Agent"), shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the

Certificates in exchange for certificates representing the shares of Company Common Stock and the cash in lieu of fractional shares into which the shares of FBHC Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Company Common Stock to which such holder of FBHC Common Stock shall have become entitled pursuant to the provisions of Section 1.2 hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 1.3, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to Company Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this
Section 1.3.  After the surrender of a Certificate in accordance with this
Section 1.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Company Common Stock represented by such Certificate.

     (c) If any certificate representing shares of Company Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be appropriately endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form (reasonably satisfactory to the Company) for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Company Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) At the Effective Time, the stock transfer books of FBHC shall be closed, and no transfer of the shares of FBHC Common Stock shall thereafter be recognized. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the certificates representing shares of Company Common Stock and cash in lieu of fractional shares as provided in Section 1.2 hereof.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, the Company shall pay to each former holder of FBHC Common Stock who otherwise would be entitled to receive a fractional share of Company Common Stock an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share of Company Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.2 hereof. The term "Average Closing Price" means the average closing sales price per share of Company Common Stock on The Nasdaq Stock Market ("Nasdaq"), (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritive source selected by the Company), for the five consecutive Nasdaq trading days immediately prior to the date of the Shareholders' Meeting.

     (f) None of the Company, FBHC, the Exchange Agent or any other person shall be liable to any former holder of shares of FBHC Common Stock for any Company Common Stock (or dividends or distributions with respect thereto) or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Company Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                      ARTICLE II

                                     THE CLOSING

     SECTION 2.1 CLOSING DATE. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on a date to which the Company and FBHC may agree (the "Closing Date"); PROVIDED, HOWEVER, that in the absence of an agreement by the parties to the contrary, such Closing Date shall be the last business day of the month in which the last of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied, but in no event later than the date specified in Section 7.1(h) hereof.

     SECTION 2.2  EFFECTIVE TIME; PROCEDURE.

     (a) The Company and FBHC shall, in accordance with Section 5.04 of the TBCA and Sections 103 and 251(c) of the DGCL, file Articles of Merger with the Secretary of State of Texas and a Certificate of Merger with the Secretary of State of Delaware regarding the Merger. The Merger shall become effective as of the close of business on the date on which both such filings have been completed and the Secretary of State of Texas has issued a Certificate of Merger with respect to the Merger (the "Effective Time"). The parties hereto shall take all such other and further actions as may be required by Applicable Law to make the Merger and the Bank Merger effective simultaneously at the Effective Time.

     (b) If at any time the Company shall consider or be advised that any further assignment or assurances in law or any other actions are reasonably necessary or desirable to vest the title of any property or rights of FBHC in the Surviving Corporation after the Effective Time, the last acting officers and directors of FBHC (prior to the Effective Time) shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation after the Effective Time.

                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF FBHC

     FBHC has delivered to the Company prior to the execution hereof a disclosure schedule with respect to the representations and warranties set forth below (the "Disclosure Schedule"). Sections of the Disclosure Schedule are hereinafter sometimes referred to as a "Schedule." The representations and warranties of FBHC made with respect to or subject to the Disclosure Schedule, any exception taken therein or any information or documentation provided or required to be provided thereby shall be deemed to have been made as of the date of this Agreement. The Disclosure Schedule shall in each case specifically reference the Section or subsection of this Agreement to which any exception, information or documentation set forth therein applies (disclosure in any Section or subsection of the Disclosure Schedule shall apply only to the referenced Section or subsection of this Agreement).

     FBHC hereby represents and warrants to the Company as follows:

     SECTION 3.1  ORGANIZATION.

     (a) FBHC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. FBHC is duly qualified to do business as a foreign corporation and is in good standing in the State of Texas. FBHC is a unitary savings and loan holding company subject to regulatory oversight by the Office of Thrift Supervision (the "OTS").

     (b) FBHC owns all of the outstanding capital stock of the Association, and the Association is the only direct Subsidiary of FBHC. The Association is duly organized and validly existing as a federally chartered savings and loan association. The Association is a member of the Federal Home Loan Bank ("FHLB") of Dallas, and its deposits are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted by law. The Association is duly authorized by the OTS or otherwise by federal law to conduct a savings and loan business at all locations at which it is now conducting business.

     (c) Fairview, Inc. ("Fairview") and Mitchell Mortgage Corporation, LLC ("Mitchell") are the only Subsidiaries of the Association, and the Association does not own any equity interest in any other entity other than stock in the FHLB of Dallas and readily marketable securities. Fairview is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. Mitchell is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas. The Association owns all of the outstanding capital stock of Fairview and 51% of the outstanding equity interests in Mitchell.

     (d) Each of FBHC, the Association, Fairview and Mitchell has all requisite power and authority to own or lease its properties and to carry on its business as currently conducted. Except as set forth in Schedule 3.5(c), the nature of the business of each such entity and its activities, as currently conducted, do not require it to be qualified or registered to do business in any jurisdiction other than the State of Texas.

     (e) FBHC has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein, subject to receipt of the approval of the Shareholders and any required Regulatory Approvals.

     (f) FBHC has delivered to the Company true and complete copies of the Certificate or Articles of Incorporation or Association and Bylaws (or comparable organizational documents in the case of Mitchell) of FBHC, the Association, Fairview and Mitchell and all amendments thereto. All such documents are in full force and effect.

     SECTION 3.2 BINDING EFFECT. Subject to receipt of Shareholder approval, this Agreement has been duly and validly authorized, executed and delivered by FBHC and constitutes the legal, valid and binding obligations of FBHC, enforceable against FBHC in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). FBHC's Board of Directors has determined that the Merger is fair to, and in the best interest of, FBHC's shareholders and has resolved to recommend approval and adoption of this Agreement by FBHC's shareholders, subject to its fiduciary duties. Except as otherwise disclosed on Schedule 3.2, neither the execution and delivery of this Agreement by FBHC, nor the consummation by FBHC of the transactions contemplated hereby, nor compliance with any of the provisions hereof will (i) conflict with or result in the breach of any provision of FBHC's Certificate of Incorporation or Bylaws or the organizational documents of any of its Subsidiaries, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under (upon the giving of notice, the lapse of time or otherwise), or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of FBHC or any of its Subsidiaries or otherwise require the consent of any Person under any agreement or obligation to which FBHC or any of its Subsidiaries is a party or by which any of their properties or assets may be bound, which conflict, breach, default, right, lien or right of consent could reasonably be expected to cause a Material Adverse Effect on FBHC, or (iii) violate or conflict with (or require any filing, notification, report, approval or other similar action under) any Applicable Laws, subject to obtaining the approval of the Shareholders and the Regulatory Approvals specified in Section 5.2(a).

     SECTION 3.3  CAPITALIZATION.

     (a) The authorized capital stock of FBHC consists of 1,000,000 shares of serial preferred stock, $.01 par value, none of which are issued, and 4,000,000 shares of FBHC Common Stock. As of September 30, 1998, 1,866,304 shares of FBHC Common Stock are issued and outstanding, 176,348 shares of FBHC Common Stock are held in FBHC's treasury, 917,586 shares of FBHC Common Stock are reserved for issuance upon conversion of the Company's 8% Convertible Subordinated Debentures (the "FBHC Debentures"), a number of shares of Common Stock equal to up to 9.9% of the outstanding shares of FBHC Common Stock at any point in time are reserved for issuance in exchange for the equity interests in Mitchell which are not currently owned by the Association (the "Mitchell Exchange") and 225,467 shares of which are reserved for issuance upon the exercise of options granted under FBHC's Stock Option Plan. As of September
30, 1998, FBHC Debentures in the aggregate principal amount of $9,910,000 are outstanding. All outstanding shares of FBHC Common Stock have been and are, duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. There are outstanding FBHC Stock Options to purchase 225,413 shares of FBHC Common
Stock. Schedule 3.3(a) sets forth a list of the exercise prices, vesting schedules, expiration dates, holders of and numbers of shares subject to all such FBHC Stock Options and any stock appreciation rights outstanding thereunder. All FBHC Stock Options have been duly authorized and all FBHC
Stock Options (i) were granted at a per share price which was not less than the fair market value per share of FBHC Common Stock at the date of grant and
(ii) all FBHC Stock Options intended to qualify as "incentive" stock options under Section 422(b) of the Code meet all requirements under the Code for such qualification.

     (b) Except for the FBHC Stock Options, the FBHC Debentures, the Mitchell Exchange or as otherwise disclosed on Schedule 3.3(a), there are no outstanding or authorized subscriptions, options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character relating to the issued or unissued capital stock or other securities of FBHC obligating FBHC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of FBHC or convertible security or other similar agreement or commitment. There are no outstanding contractual obligations of FBHC to repurchase, redeem or otherwise acquire any outstanding shares of FBHC Common Stock and there are no outstanding stock appreciation rights or similar rights granted by FBHC, except as otherwise disclosed on
Schedule 3.3(a). There are no voting trusts or other agreements with respect to the voting of FBHC Common Stock (i) to which FBHC is a party or (ii) to FBHC's knowledge, to which any other Person is a party. Except for the FBHC Debentures, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which Shareholders may vote are issued and outstanding, and none will be outstanding as of the Effective Time. All outstanding FBHC Common Stock was issued, and all shares of Common Stock issuable pursuant to FBHC Stock Options, the FBHC Debentures and the Mitchell Exchange will be issued, in compliance with or pursuant to an exemption from, Applicable Law. Except as set forth in Schedule 3.3(b), no Person holds of record, or, to FBHC's knowledge, beneficially, 5% or more of the outstanding shares of FBHC Common Stock.

     (c) There is no arrangement pursuant to which the stock of any corporation is held in trust (whether express, resulting or otherwise) for the benefit of the shareholders of FBHC.

     SECTION 3.4  FINANCIAL STATEMENTS AND REPORTS.

     (a)  FBHC has delivered to the Company true and complete copies of its
(i) Annual Report on Form 10-KSB for the year ended March 31, 1998 (the "FBHC Annual Report"), as filed with the SEC, which contains FBHC's audited consolidated statements of financial condition as of March 31, 1998 and 1997 and related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended March 31, 1998, 1997 and 1996, and
(ii) Quarterly

Report on Form 10-QSB for the three month period ended June 30, 1998 (the "FBHC Quarterly Report"), as filed with the SEC, which contains the unaudited consolidated statements of financial condition and related consolidated statements of income, changes in stockholders' equity and cash flows for the three-month periods ended June 30, 1998 and 1997. Such financial statements have been prepared from the books and records of FBHC, present fairly the financial condition as of the relevant dates, and the results of operations and cash flows for the relevant periods, all in accordance with generally accepted accounting principles consistently applied throughout the periods covered, except as stated therein (subject, in the case of unaudited financial statements, to the exclusion of normal year-end adjustments and footnote disclosures required by generally accepted accounting principles). FBHC does not have any Liabilities of a type which should be included in or reflected in such financial statements or the notes thereto, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) as to the extent disclosed or reflected in such financial statements, (ii) Liabilities incurred in the ordinary course of business since June 30, 1998, which individually or in the aggregate would not result in a Material Adverse Effect upon FBHC, or (iii) Liabilities under this Agreement and fees and expenses related thereto. The FBHC Annual Report and the FBHC Quarterly Report did not, at the respective times at which they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The FBHC Annual Report and the FBHC Quarterly Report comply in all material respects with the applicable requirements of the Exchange Act. FBHC has delivered to the Company true and complete copies of all management letters delivered to FBHC by PricewaterhouseCoopers LLP (or any predecessor thereto) relating to the internal controls of FBHC during any period from and after March 31, 1995.

     (b) FBHC and its Subsidiaries have filed all material documents and reports required to be filed by them with the OTS, the SEC, the FDIC and any other Governmental Authority under all other Applicable Laws (the "Governmental Filings"). All such Governmental Filings, as finally amended or corrected, complied in all material respects at the time of filing and at the time of any amended or supplemented filing with all requirements of their respective forms and with all Applicable Laws.

     (c) FBHC has not changed its independent auditing firm since March 31, 1995, and there has been no disagreement (as such term is used in Item 304 of Regulation S-K promulgated under the Securities Act) between FBHC and its independent auditing firm(s) since March 31, 1995 concerning any aspect of the manner in which FBHC maintains its books and records or the manner in which it has reported upon its financial condition and results of operations during such period.

     SECTION 3.5  COMPLIANCE WITH APPLICABLE LAWS; OPERATING AUTHORITIES.

     (a) Except as described in Schedule 3.5(a), the business of FBHC and its Subsidiaries and any advertising related to such business or otherwise conducted by or on their behalf, including without limitation the business of originating, acquiring, holding or disposing of assets and liabilities, is being conducted in compliance in all material respects with all Applicable Laws, and the forms, procedures, disclosures and practices now or previously used by it are or were in compliance in all material respects with all Applicable Laws as in effect at the relevant times. No formal investigation or review by any Governmental Authority concerning any possible conflicts or violations of Applicable Laws is pending, nor to FBHC's knowledge, is any such investigation threatened, nor has any such investigation occurred during the last three years. Since March 31, 1995, no Governmental Authority has delivered any written notice to FBHC or its Subsidiaries, or to FBHC's knowledge, otherwise asserted an intention to conduct any such investigation or review, nor, to FBHC's knowledge, is there any basis for any investigation or review of the type described above.

     (b) Neither FBHC nor any of its Subsidiaries is (i) a party to any written agreement, stipulation, conditional approval, memorandum of understanding or notice of determination with any Governmental Authority or (ii) subject to any judgment, order, decree or directive of such a Governmental Authority which specifically identifies FBHC or any of its Subsidiaries, that, in either case, restricts or monitors the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or customer base, other than regular examination reports of regulatory authorities.

     (c) FBHC and its Subsidiaries hold all material registrations, licenses, permits and franchises as are required to conduct their business as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises which they hold are valid and in full force and effect. To FBHC's knowledge, no suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened and all filings, applications and registrations with respect thereto are current. Schedule 3.5(c) contains a list of and true, correct and complete copies of all material registrations, licenses, permits and franchises currently held by FBHC and its Subsidiaries.

     (d) To the knowledge of FBHC, no Person or Persons acting in concert are deemed to "control" FBHC under the Federal Deposit Insurance Act, as amended, and the regulations promulgated thereunder.

     SECTION 3.6  OTHER ACTIVITIES OF FBHC.

     (a) FBHC and its Subsidiaries engage only in activities permissible under the OTS and applicable FDIC regulations.

     (b) Except as set forth on Schedule 3.6(b), FBHC and its Subsidiaries do not engage in any insurance activities. Schedule 3.5(c) contains a list of and true and correct copies of all licenses and approvals held by FBHC and its Subsidiaries (and any of their officers, directors or employees) to conduct any insurance activities, whether as principal, agent, broker or otherwise.

     (c) Except as set forth in Schedule 3.6(c), FBHC and its Subsidiaries do not engage in any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties. Schedule 3.5(c) contains a list of and true and correct copies of all licenses and approvals held by FBHC and its Subsidiaries (and any of their officers, directors or employees) to conduct any such activities.

     (d) Except as set forth on Schedule 3.6(d), neither FBHC nor any of its Subsidiaries, in connection with activities relating to funds transfers, (i) is in default under any agreement to which it is a party relating to the transfer of funds or settlement with respect to such transfers; or (ii) has agreed to be or, to its knowledge, is liable for consequential damages for its error or delay in acting on requests for the transfer of funds. FBHC and its Subsidiaries, to the extent applicable, have adopted procedures to reduce the likelihood of such errors and delay; have adopted reasonable security procedures for verifying the authenticity of requests received for the transfer or funds, which procedures are identified on or attached to Schedule 3.6(d); and are in compliance with Applicable Law in all material respects relating to the transfer of funds and settlement with respect thereto with the applicable operating laws of each funds transfer system of which they are members or by which they are bound.

     (e)  FBHC and its Subsidiaries do not engage in any trust activities.

     SECTION 3.7  CONTRACTS AND COMMITMENTS.

     (a) Except for Plans, Employee Agreements, deposits, securities sold under repurchase agreements, bankers' acceptances and loans and extensions of credit by the Association in the ordinary course of business, Schedule 3.7(a) contains a list of each agreement that: (i) obligates FBHC or any of its Subsidiaries to pay an amount of $50,000 or more in any twelve-month period; (ii) binds FBHC or any of its Subsidiaries and has an unexpired term in excess of two years and requires aggregate payments by any party of $50,000 or more; (iii) relates to the purchase or sale by FBHC or any of its Subsidiaries of any loan (including any participation interest), lease or other extension or commitment to extend credit or any interest therein, or the servicing rights or obligations with respect thereto, in each case for an aggregate amount exceeding $50,000, whether or not servicing rights or obligations have been retained by FBHC;
(iv) restricts FBHC or any of its Subsidiaries (or would, to FBHC's knowledge, restrict the Company or any of its Subsidiaries after the Effective Time) from carrying on their business or any part thereof anywhere in the world or from competing in any line of business with any Person, (v) is a debt obligation of FBHC or any of its Subsidiaries for borrowed money in excess of $50,000 to the extent not itemized in the financial statements or notes thereto included as part of the FBHC Annual Report or the FBHC Quarterly Report, including, without limitation, guarantees of or agreements to acquire any such debt obligation of others or for a leasing transaction of a type required to be capitalized in accordance with SFAS No. 13 (in the case of any such leasing transaction, under which payments to such third Person exceed $50,000 per annum); (vi) obligates FBHC or any of its Subsidiaries as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise (including any "recourse" sale of assets) in respect of the obligations of any other Person (other than routine endorsements and other routine bank collection obligations entered into in the ordinary course of the operations of the Association) in the amount of $50,000 or more;
(vii) is an agreement involving the payment of a commission in the amount of $10,000 or more per annum to any Person; (viii) obligates FBHC or any of its Subsidiaries in an amount of $50,000 or more in respect of any capital expenditure or commitment therefor for additions to property, facilities, equipment or leasehold interests; (ix) is a lease of personal property involving aggregate payments by or to FBHC or any of its Subsidiaries of $50,000 or more;
(x) is a mortgage, pledge, conditional sales contract, security agreement, option or any other similar agreement with respect to any asset of FBHC or any of its Subsidiaries (other than as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its lending business) in property having a value of $150,000 or more to the extent not itemized in the financial statements or notes thereto included as part of the FBHC Annual Report or the FBHC Quarterly Report; (xi) is an agreement for the sale of any property or assets having a value of $150,000 or more in which FBHC or any of its Subsidiaries has an ownership interest (other than leasehold interests that do not become subject to termination upon such sale) or for the grant of any preferential right to purchase any such property or asset (excluding properties and assets in which FBHC or any of its Subsidiaries hold a security interest granted in the ordinary course of their lending business); or (xii) involves the ownership or licensing of software or hardware or involves the provision of data processing services (other than incidental software products involving annual expenditures of less than $10,000). All items included or required to be included in Schedule 3.7(a) are being referred to herein as "Scheduled Contracts." FBHC has delivered to the Company true and complete copies of each of the Scheduled Contracts.

     (b) Except as disclosed in Schedule 3.7(b), to the knowledge of FBHC, each Scheduled Contract is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; FBHC or its applicable Subsidiary has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued; there are no breaches, violations, defaults (or events that have occurred that with notice, lapse of time or the happening or occurrence of any other event would constitute a default) or allegations or assertions of any of the foregoing by FBHC or its applicable Subsidiary or, to FBHC's knowledge, any other party under any such agreement, except for such non-performances, breaches, violations or defaults which could not in the aggregate reasonably be expected to cause a Material Adverse Effect on FBHC; each such agreement was entered into in the ordinary course of business consistent with prudent banking practice; and, except as disclosed in Schedule 3.7(b) or as a result of the consummation of the Merger or the Bank Merger, no breaches disclosed therein, individually, could reasonably be expected to result in a loss to FBHC in excess of $50,000 and all of such breaches, in the aggregate, could not reasonably be expected to result in a loss to FBHC in excess of $100,000.

     SECTION 3.8  BROKER'S AND FINDER'S FEES.  Except as disclosed in
Schedule 3.8, neither FBHC, nor anyone acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other Person (other than legal and accounting advisors acting as such) in connection with the transactions contemplated hereby (including, without limitation, any restructuring of obligations, refinancings or other transactions that have been entered into as part of the transactions contemplated hereby) and, except as stated above, no Person is entitled to receive from FBHC any such fee or commission.

     SECTION 3.9 CORPORATE RECORDS; OTHER INFORMATION. The respective minute books of FBHC and its Subsidiaries constitute complete and accurate records of all material actions taken by their respective Boards of Directors, committees of the Boards of Directors and shareholders. All documents and other written information as to existing facts relating to FBHC and its Subsidiaries and their respective assets and liabilities provided to the Company by FBHC or its agents in connection with this Agreement are true and complete in all material respects except to the extent that any documents or other written information was later specifically supplemented or corrected prior to the date of this Agreement with additional documents or written information that was provided to the Company.

     SECTION 3.10  REAL PROPERTY OWNED OR LEASED.

     (a) Other than Real Estate Owned, Schedule 3.10(a) contains a true, correct and complete list of all real property owned or leased by FBHC and its Subsidiaries (the "FBHC Real Property"). FBHC has delivered to the Company true and complete copies of all of its deeds, leases and title insurance policies for the properties referred to in Schedule 3.10(a).

     (b) No lease with respect to any FBHC Real Property and no deed with respect to any FBHC Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such FBHC Real Property. To FBHC's knowledge, each of such leases is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; there are no existing defaults by FBHC or any of its Subsidiaries or, to FBHC's knowledge, the other party thereunder; to FBHC's knowledge, there are no allegations or assertions of such by any party under such agreement or any events that with notice, lapse of time or the happening or occurrence of any other event would constitute a default thereunder.

     (c) None of the buildings and structures located on any FBHC Real Property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any FBHC Real Property, except for those violations and encroachments which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on FBHC. No condemnation proceeding is pending or, to FBHC's knowledge, threatened, which would preclude or materially impair the use of any FBHC Real Property in the manner in which it is currently being used.

     (d) FBHC and its Subsidiaries have good and indefeasible title to, or a valid and enforceable leasehold interest in, or a contract vendee's interest in, FBHC Real Property, and such interest is free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and
(ii) those liens related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property.

     (e) All buildings and other facilities used in the business of FBHC and its Subsidiaries are adequately maintained and are free from defects which could materially interfere with the current or future use of such facilities.

     SECTION 3.11 PERSONAL PROPERTY. FBHC and its Subsidiaries have good title to, or a valid leasehold interest in, all personal property, whether tangible or intangible, used in the conduct of their business (the "FBHC Personalty"), free and clear of all liens, charges or other encumbrances, except (a) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (b) such other liens, charges, encumbrances and imperfections of title as do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant FBHC Personalty. Subject to ordinary wear and tear, the FBHC Personalty is in good operating condition and repair and is adequate for the uses to which it is being put.

     SECTION 3.12  ACCOUNTING RECORDS; DATA PROCESSING.

     (a) FBHC and its Subsidiaries maintain records that accurately, validly and fairly reflect their transactions and dispositions of assets and maintain a system of internal accounting controls, policies and procedures sufficient to insure that (i) such transactions are executed in accordance with their management's general or specific authorization, (ii) such transactions are recorded in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals as determined by FBHC and its Subsidiaries and appropriate action is taken with respect to any differences and (v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

     (b) The data processing equipment, data transmission equipment, related peripheral equipment and software used by FBHC and its Subsidiaries in the operation of their business to generate and retrieve such records (whether owned or leased by FBHC or any of its Subsidiaries, or provided under any agreement or other arrangement with a third party for data processing services) are adequate for the needs of FBHC and its Subsidiaries.

     SECTION 3.13  ABSENCE OF CERTAIN CHANGES.  Except as disclosed in
Schedule 3.13, there has not been since June 30, 1998:

     (a) any change in or effect on the business of FBHC and its Subsidiaries or any occurrence, development or event of any nature, that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on FBHC;

     (b) any direct or indirect redemption, purchase or other acquisition of shares of FBHC's Common Stock, convertible securities or securities exercisable for FBHC Common Stock or other capital stock of FBHC, by FBHC; any declaration, setting aside or payment of any dividend by FBHC other than its regular quarterly dividend in the amount of $.10 per share; or any alteration of any right attaching to any shares of capital stock of FBHC; or any combination or subdivision of any shares of capital stock of FBHC;

     (c) any increase in the compensation or benefits payable or to become payable by FBHC or any of its Subsidiaries, including, without limitation, compensation or benefits under any Plan (as defined in Section 3.17 hereof) other than as set forth in Schedule 3.13(c), pursuant to Employee Agreements, as may be required to comply with Applicable Law or consistent with past practices;

     (d) any amendment or termination of any agreement to which FBHC is a party, other than amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on FBHC;

     (e) any adoption, assumption or entrance into any Plan or, except as required by Applicable Law or the current provisions of any Plan, the amendment or any other action including, but not limited to, acceleration of vesting and waiver of performance criteria with respect to any Plan;

     (f) any amendment to the Certificate of Incorporation or Bylaws of FBHC or any of the organizational documents of any of the Subsidiaries;

     (g) any change by FBHC in accounting principles or methods, except as required by the Financial Accounting Standards Board ("FASB") or FDIC or OTS regulations and listed on Schedule 3.13(g);

     (h) any loss, damage or destruction (whether or not covered by insurance) affecting any of the tangible assets or business of FBHC and its Subsidiaries that may involve a loss of more than $50,000, individually, or $150,000, in the aggregate (including deductibles), in excess of applicable insurance coverage; or

     (i) any sale, transfer or other disposition of any material properties or assets of FBHC and its Subsidiaries except in the ordinary course of business.

     SECTION 3.14  LITIGATION.

     (a) Schedule 3.14(a) contains a true, correct and complete list, as of the date of this Agreement, of all suits, claims, actions, investigations or proceedings of any nature by any Person that are pending or, to FBHC's knowledge, threatened (as used in this Agreement, the term "threatened" shall include matters that are under consideration or investigation whether or not any formal demand has been made) (i) against or otherwise involving, directly or indirectly, FBHC or any of its Subsidiaries, or any of their properties (including, without limitation, any such matter with respect to Taxes), or
(ii) against or otherwise involving, directly or indirectly, any officer, director, employee or agent of FBHC or any of its Subsidiaries (in connection with such officer's, director's, employee's or agent's activities on behalf of them or that otherwise relate, directly or indirectly, to FBHC or any of its Subsidiaries or any of their properties, securities or activities).

     (b) Schedule 3.14(b) contains a true, correct and complete list as of the date of this Agreement of all pending suits, claims, actions, investigations and proceedings of any nature involving claims in the amount of $50,000 or more or involving claims for specific performance or injunctive relief by or on behalf of FBHC or any of its Subsidiaries, or any officer, director, employee or agent thereof that relate, directly or indirectly, to FBHC or any of its Subsidiaries or any of their properties, securities or activities, including, without limitation, the types of actions referred to in Section 3.14(a), but excluding routine collection actions involving single family home loans and consumer loans in which the debtor has not asserted a counterclaim of $50,000 or more.

     SECTION 3.15  TAX MATTERS.

     (a) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

          (i) The term "Taxes" shall mean all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, AD VALOREM taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and Pension Benefit Guaranty Corporation premiums, and other obligations of the same or of a similar nature to any of the foregoing, which FBHC or any of its Subsidiaries is required to pay, withhold or collect.

          (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be prepared or filed in connection with, any Taxes.

     (b) RETURNS FILED AND TAXES PAID. FBHC and its Subsidiaries have filed with the appropriate agencies all material Returns required to be filed, and such Returns are true, correct and complete in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are owing or payable by FBHC or its Subsidiaries with respect to items or periods covered by such Returns or with respect to any period prior to the date of this representation and warranty. No security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of FBHC or its Subsidiaries that arose in connection with any failure or alleged failure to pay any Taxes. FBHC and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any officer, director, employee or agent (including, without limitation, any independent contractor, foreign Person or other third Person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Code Sections 1441 through
1445). FBHC and its Subsidiaries have timely complied in all material respects with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

     (c) TAX RESERVES. With respect to the periods for which Returns have not yet been filed, FBHC and its Subsidiaries have established adequate reserves determined in accordance with generally accepted accounting principles for the payment of all material Taxes.

     (d) RETURNS FURNISHED. FBHC has delivered or made available to the Company true and complete copies of FBHC's federal income tax returns for all periods for which the statute of limitations has not expired. FBHC has made available to the Company true and complete copies of all other Returns and other reports and statements relating to Taxes arising during such periods, including, without limitation, income tax audit reports, statements or income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by FBHC in the possession of FBHC or any of its Subsidiaries. FBHC will promptly furnish to the Company true and correct copies of any other Returns filed by FBHC or any of its Subsidiaries prior to the Closing Date. Except as set forth on Schedule 3.15(d), neither FBHC nor any of its Subsidiaries is (nor ever has been) a party to any tax sharing agreement.

     (e) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except as set forth in Schedule 3.15(e), (i) no deficiencies have been formally asserted with respect to Taxes that remain unpaid; (ii) neither FBHC nor any of its Subsidiaries is a party to any formal action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or threatened against FBHC or any of its Subsidiaries or any of their assets; and
(iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns. Except as set forth in Schedule 3.15(e), the Returns for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority (which term includes any taxing authority), nor is any such audit in process, pending or threatened.

     SECTION 3.16 EMPLOYMENT AND SIMILAR AGREEMENTS; OBLIGATIONS UPON CHANGE IN CONTROL. Except as set forth in Schedule 3.16 or Schedule 3.17(a), there are no written or oral employment, consulting, non-competition, retirement, parachutes, severance or indemnification agreements or other agreements of any nature whatsoever (collectively, "Employee Agreements") between FBHC or any of its Subsidiaries, on the one hand, and any officer, director, employee or agent thereof, or any of their respective family members, on the other hand, including, without limitation, any such agreement concerning the continued employment or use of such officer, director, employee, agent or family member after the consummation of the transactions contemplated by this Agreement, or any other benefits to be granted to any such officer, director, employee, agent or family member, upon, after or in connection with the consummation of the transactions contemplated by this Agreement. Except as set forth in
Schedule 3.16 and except for FBHC Stock Options and shares issued under the FBHC Recognition and Retention Plan ("FBHC RRP"), there are no such Employee Agreements or any other agreements under which the transactions contemplated by this Agreement (including, without limitation, the change in control resulting from the Merger) (i) will require any payment by FBHC or any of its Subsidiaries to, or any consent or waiver from, any officer, director, employee or agent thereof, or any other Person, or (ii) will result in a change of any nature in the rights of any party under an agreement with any officer, director, employee or agent of FBHC or any of its Subsidiaries, or any other Person, including, without limitation, any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of FBHC or any of its Subsidiaries. Except as set forth in Schedule 3.16, neither FBHC nor any of its Subsidiaries has any agreements with any employee or officer that are inconsistent with the status of all employees and officers thereof being "at-will" employees. Each reference in this Agreement to "officer," "director," "employee" or "agent" of FBHC or any of its Subsidiaries, unless otherwise specified, shall include, without limitation, consultants of FBHC or any of its Subsidiaries. FBHC has delivered to the Company true, correct and complete copies of all Employee Agreements.

     SECTION 3.17  BENEFIT PLANS.

     (a) FBHC has delivered to the Company true and complete copies of all Plans (as defined below), and related trusts, if applicable, including all amendments thereto. FBHC has also delivered to the Company, with respect to each Plan required to file such report and/or description, the most recent report on Form 5500 and/or the summary plan description, as applicable.
Further, FBHC has delivered the most recent determination letter, if any issued by the Internal Revenue Service, with respect to any Plan intended to be qualified under Section 401 of the Code. All Plans are listed on Schedule 3.16 or Schedule 3.18(a). There are no Plans of FBHC or any of its Subsidiaries which are not evidenced by such written documents. The term "Plan" shall include each of the following that are sponsored, maintained, or contributed to by FBHC or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives providing services to or for FBHC or any of its Subsidiaries in connection with such service or any of the following that have been so sponsored maintained, or contributed to within six years prior to the date of this
Agreement: (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any plans that would be employee benefit plans within the meaning of Section 3(3) of ERISA if they were subject to ERISA, such as foreign plans and plans for directors or independent contractors, (iii) any profit-sharing, pension, deferred compensation, incentive compensation, or bonus plan, arrangement, contract, or agreement, (iv) any stock option, stock purchase, stock bonus, stock ownership, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), arrangement, contract, or agreement, (v) any severance, retainer, consulting, "cafeteria" benefits under
Section 125 of the Code, health, welfare or incentive plan or agreement, including any post-employment benefits, (iii) any plan, agreement, contract, program, arrangement, or policy providing for "fringe benefits", including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs and (iv) any Employee Agreement.

     (b)  With respect to each Plan:

          (i) to the extent applicable, it has been administered in all material respects in accordance with its terms and all Applicable Laws applicable to the Plan, including, without limitation, ERISA and the Code;

          (ii) no investigation by any Governmental Authority and no actions, suits or claims (other than routine claims for benefits made in the ordinary course of Plan administration) are pending, or to the knowledge of FBHC, threatened or imminent against or with respect to the Plan, the Plan's assets, FBHC or any employer who is participating (or who has participated) in any Plan or any fiduciary of the Plan;

          (iii) except with respect to Employee Agreements, it provides that it may be amended or terminated at any time and, except for benefits already accrued or which will have accrued at the time of Closing, claims already incurred or benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated or retired employees or any beneficiary, including, without limitation, post-employment health care or insurance benefits, if any, may be amended or terminated by FBHC or the relevant employer at any time without liability;

          (iv) no event has occurred and, to the knowledge of FBHC, there exists no condition or set of circumstances in connection with which FBHC or any of its Subsidiaries could be subject to any liability under the terms of such Plan, ERISA, the Code, or any other Applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on FBHC; and

          (v) to the knowledge of FBHC, there is no matter pending (other than routine qualification determination filings) with respect to any Plan before the Internal Revenue Service, the Department of Labor, or any other Governmental Authority.

     (c) With respect to each Plan which is an employee benefit plan, as defined under Section 3(3) of ERISA:

          (i) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred that could result in a Material Adverse Effect on FBHC; and

          (ii) except as set forth in Schedule 3.17(c) and except for any non-compliance that would not have a Material Adverse Effect on FBHC, all reports, forms and other documents required to be filed with any Governmental Authority or distributed to Plan participants (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate. FBHC has made available for inspection by the Company copies of all such reports, forms and documents required to have been filed or distributed since January 1, 1995.

     (d) Except as set forth in Schedule 3.17(d), each Plan that is intended to qualify under Section 401(a) of the Code (i) satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made yet, (ii) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and (iv) has not been operated in a way that would adversely affect its qualified status.

     (e)  Neither FBHC nor any of its Subsidiaries has within the past six years
(i) maintained or made any contribution to, (ii) been a member of a controlled group which has maintained or contributed to, or (iii) been under common control with an employer that maintained or contributed to, any Plan subject to Title IV of ERISA, (including a Multiemployer Plan), Section 302 of ERISA or Section 412 of the Code.

     (f) All contributions required to be made to each Plan pursuant to its terms and the provisions of ERISA, the Code, or any Applicable Law have been timely made.

     (g) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for policy years or other applicable policy periods ending before the date of this representation and have been paid as required under the policies for policy years or other applicable policy periods beginning on or before the date of its representation and ending on or after such Closing Date.

     (h) All expenses and Liabilities relating to all of the Plans have been properly accrued on FBHC's consolidated books and records in accordance with generally accepted accounting principles.

     (i) As to any Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code.

     (j) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made under any of the Plans that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

     (k) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require FBHC or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under any Plan (other than the FBHC Stock Options, the FBHC RRP and the Employee Agreements) than it otherwise could, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Plan (other than the FBHC Stock Options, the FBHC RRP and the Employee Agreements), whether or not some subsequent action or event would be required to cause such creation or acceleration to be triggered.

     (l) No Plan provides retiree medical or retiree life insurance benefits to any Person and neither FBHC nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

     (m) The written vacation policies of FBHC and its Subsidiaries do not provide for carryover of vacation from one calendar year to the next.

     SECTION 3.18 LABOR AND EMPLOYMENT MATTERS. Except to the extent set forth in Schedule 3.18, (a) FBHC and its Subsidiaries are and have been in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the

Worker Adjustment and Retraining Notification Act ("WARN"), any Applicable Law respecting employment discrimination, disability rights and benefits, equal opportunity, plant closure issues, affirmative action, worker's compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice, except for such noncompliances which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on FBHC; (b) to the knowledge of FBHC, no investigation or review by or before any Governmental Authority concerning any possible conflicts with or violations of any such Applicable Law is pending, nor is any such investigation threatened, nor has any such investigation occurred during the last three years and no Governmental Authority has provided any notice to FBHC or otherwise asserted an intention to conduct any such investigation or review, nor is there any basis for any such investigation or review; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to FBHC's knowledge, threatened against or directly affecting FBHC or any of its Subsidiaries; (d) no union representation question or, to FBHC's knowledge, union organizational activity exists respecting the employees of FBHC or any of its Subsidiaries;
(e) no collective bargaining agreement exists which is binding on FBHC or any of its Subsidiaries, nor has FBHC or any of its Subsidiaries been a party to any collective bargaining agreement within the last ten years; (f) neither FBHC nor any of its Subsidiaries has experienced any work stoppage or other labor difficulties; (g) neither FBHC nor any of its Subsidiaries is delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents; (h) except as provided in any Plan or Employee Agreement, neither FBHC nor any of its Subsidiaries has done anything or entered into any agreement that would cause FBHC or any of its Subsidiaries, the Company or the Surviving Corporation to be liable to any of said officers, directors, employees or agents, in the event of termination for any reason of the employment of any said officers, directors, employees or agents, for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits; and (i) within the three-year period prior to the date hereof there has not been any termination of employment of any officer, director, employee or agent of FBHC or any of its Subsidiaries who receives salary or compensation in excess of $40,000 per annum or any termination of any officer, director, employee or agent of FBHC or any of its Subsidiaries that could result in a Liability to the Company in excess of $40,000. In furtherance and not in limitation of the representations and warranties set forth in Section 3.14, there are no pending or, to FBHC's knowledge, threatened suits, claims, actions, charges, investigations or proceedings of any nature (A) under or alleging violation of IRCA, WARN or any Applicable Law respecting employment and employment practices, including, without limitation, discrimination, disability rights or benefits, equal opportunity, plant closures, affirmative action, worker's compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements or unemployment insurance and related matters, (B) relating to alleged unfair labor practices (or the equivalent thereof under any Applicable Law).

     SECTION 3.19 CERTAIN INTERESTS. Except as set forth in Schedule 3.19, to FBHC's knowledge: (i) no officer, director, employee or agent of FBHC or any of its Subsidiaries, any of their respective family members, any corporation or organization (other than FBHC or any of its Subsidiaries) of which any of the foregoing Persons is an officer, director or beneficial owner of 10% or more of any class of its equity securities, or any trust or other estate in which any of the foregoing Persons has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, nor any Affiliate of FBHC or any of its Subsidiaries, nor any current or former beneficial owner of 5% or more of any of the outstanding stock of FBHC has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of FBHC or any of its Subsidiaries or in any transaction or series of similar transactions to which FBHC or any of its Subsidiaries is a party; (ii) no such Person is indebted to FBHC or any of its Subsidiaries except for (A) normal business expense advances and (B) loans that have been entered into in the ordinary course of business on terms no less favorable to such Person, or the lender, as the case shall be, than if the loan had been entered into on an arm's length basis pursuant to normal commercial terms and conditions and in compliance with Applicable Law; (iii) neither FBHC nor any of its Subsidiaries is indebted to any such Person except for amounts due under normal salary or reimbursement or ordinary business expenses; and (iv) no such Person is a party to an agreement (other than an Employee Agreement, a Plan, FBHC Stock Options or agreements under the FBHC RRP) with FBHC or any of its Subsidiaries. Except as set forth in Schedule 3.19, to FBHC's knowledge, none of the Persons or entities described in clause (i) hereto has any other relationship or has engaged or proposes to engage in any other transaction or series of transactions that would be required to be disclosed pursuant to
Item 404 of Regulation S-B under the Securities Act.

     SECTION 3.20  REGISTRATION STATEMENT AND REGULATORY APPLICATIONS.

     (a) When the Prospectus/Proxy Statement referred to in Section 5.1, or any amendment or supplement thereto, shall be mailed to the Shareholders, and at all times subsequent to such mailing up to and including the date of the Shareholders' Meeting, (i) such Prospectus/Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein provided by FBHC or its Subsidiaries, will comply in all material respects with the provisions (to the extent applicable) of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and (ii) the information set forth in the Prospectus/Proxy Statement with respect to FBHC and its Subsidiaries, as filed with the SEC under the Securities Act and the Exchange Act and the Registration Statement as filed with the SEC under the Securities Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     (b) When the applications for the Regulatory Approvals are filed, or amended or supplemented, information that is provided to the Company by FBHC for inclusion in applications for such Regulatory Approvals shall comply in all material respects with all Applicable Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21  INSURANCE.

     (a) Schedule 3.21 contains an accurate and complete description of all policies of general liability, theft, life, fire, worker's compensation, health, directors and officers, and other forms of insurance owned or held by FBHC and its Subsidiaries (other than title insurance, FHA mortgage insurance and private mortgage insurance obtained in the ordinary course of business that, to FBHC's knowledge, have been entered into on an arm's length basis pursuant to normal commercial terms and conditions) specifying the insurer, amount of coverage, deductions, exclusions, type of insurance, policy number and any pending claims thereunder involving more than $50,000 of which FBHC has knowledge.

     (b) All policies of general liability, theft, life, fire, worker's compensation, health, directors and officers, and other forms of insurance owned or held by FBHC and its Subsidiaries (i) are in full force and effect and all premiums that are due and payable with respect thereto are currently paid;
(ii) are sufficient for compliance with all requirements of Applicable Law and of all agreements to which FBHC or any of its Subsidiaries is a party;
(iii) are, to FBHC's knowledge, valid, outstanding and enforceable policies (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies); and (iv) to FBHC's knowledge will remain in full force and effect through the Closing Date. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing Date or generally disclaimed liability thereunder. Neither FBHC nor any of its Subsidiaries is in default under any such policy or bond, and all material claims thereunder have been filed in a timely fashion. Neither FBHC nor any of its Subsidiaries has been denied or had revoked or rescinded any policy of insurance during the last three fiscal years.

     SECTION 3.22 ENVIRONMENTAL MATTERS. To the knowledge of FBHC, neither FBHC nor any of its Subsidiaries, nor any properties or businesses owned or operated by any of them, whether or not held in a fiduciary or representative capacity, has been or is in violation of or liable under any Environmental Law (as hereinafter defined). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending, or, to the knowledge of FBHC, threatened relating to the liability of any properties or businesses owned or operated by FBHC or any of its Subsidiaries, whether or not held in a fiduciary or representative capacity, under any Environmental Law. To the knowledge of FBHC, neither FBHC nor any of its Subsidiaries is responsible under any Environmental Law for any release by any Person at or in the vicinity of real property of any contaminant, pollutant, hazardous substance, hazardous waste, hazardous pollutant, toxic pollutant, toxic waste or toxic substance ("Contaminant"), including, without limitation, by spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such Contaminant into the environment (collectively, "Release") nor, to the knowledge of FBHC is FBHC or any of its Subsidiaries responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person. The representations contained in the foregoing three sentences are qualified to the extent that there may be certain exceptions to such representations; however, all exceptions to such representations in the aggregate could not reasonably be expected to cause a Material Adverse Effect on FBHC. Notwithstanding the foregoing, "Contaminant" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses. "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release (or threatened release) or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous by any Governmental Authority or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     SECTION 3.23 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.23 contains a true, correct and complete list of all registered trademarks, registered service marks, trademark and service mark applications, trade names and registered copyrights presently owned or held by FBHC and its Subsidiaries or used under license by them in the conduct of their business (the "Intellectual Property"). FBHC and its Subsidiaries own or have the right to use and continue to use the Intellectual Property in the operation of their business. Except as set forth on Schedule 3.23, neither FBHC nor any of its Subsidiaries is infringing or violating any patent, copyright, trademark, service mark, label filing or trade name owned or otherwise held by any other party, nor has FBHC or any of its Subsidiaries used any confidential information or any trade secrets owned or otherwise held by any other party, without holding a valid licence for such use. Neither FBHC nor any of its Subsidiaries is engaging, nor has it been charged with engaging, in any kind of unfair or unlawful competition. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will in any way impair the right of FBHC or any of its Subsidiaries or the Surviving Corporation to use, sell, license or dispose of, or to bring any action for the infringement of, the Intellectual Property.

     SECTION 3.24  SITE LOCATIONS.

     (a) Schedule 3.24(a) contains a true, correct and complete list of all locations of offices in which FBHC and its Subsidiaries are doing business as of the date hereof, including, without limitation, any branch, loan production and agency offices. Except as disclosed on Schedule 3.24(a), the Association has not applied for or received permission to open any additional offices at any such location or any other locations.

     (b) The Association has not filed any application, made any agreement or taken any other action to discontinue operations at any existing branch or agency, commence operations at any new branch or agency, or relocate any existing branch or agency, except for such applications, agreements or other actions as are set forth in Schedule 3.24(b).

     SECTION 3.25  LOANS.

     (a) Except as disclosed on Schedule 3.25(a) and except for those matters which, in the aggregate, could not reasonably be expected to cause a Material Adverse Effect on FBHC, (i) each outstanding loan, lease or other extension of credit or commitment to extend credit of FBHC or any of its Subsidiaries is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief; (ii) FBHC and its Subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary to FBHC or any of its Subsidiaries to enforce such loan, lease or other extension of credit are in existence and in their possession; (iv) no claims, counterclaims, set-off rights or other rights exist, nor do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (v) each such loan, lease and extension of credit has been originated and served in accordance with the lender's then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and Applicable Law. Except as set forth in
Schedule 3.25(a), as of June 30, 1998: (i) there are no loans, leases, other extensions of credit or commitments to extend credit of the Association that have been or, to FBHC's knowledge, should have been classified by the Association in its reasonable determination as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification and (ii) as of August 31, 1998, there were no loans due to the Association as to which any payment of principal, interest or any other amount is 30 days or more past due.

     (b) Schedule 3.25(b) lists all loan commitments of FBHC and its Subsidiaries (with conforming single family loan commitments and consumer commitments less than $500,000 listed in the aggregate only) outstanding as of the date hereof.

     SECTION 3.26 ALLOWANCE FOR LOSSES. To FBHC's knowledge, the Association's allowance for possible credit losses is adequate in relation to the outstanding loans, leases and other extensions of credit of the Association and is in accordance with the safety and soundness standards administered by, and the practices and procedures of, the OTS for federal stock savings and loan associations, as such standards, practices and procedures may be amended from time to time (the "OTS Standards").

     SECTION 3.27  REAL ESTATE OWNED.

     (a) Schedule 3.27(a) contains a true, correct and complete list of all Real Estate Owned by FBHC and its Subsidiaries, stating with respect to each its type and carrying value.

     (b)  All Real Estate Owned is booked at the lower of cost or "fair value."

     (c) Except as set forth in Schedule 3.27(c) or reflected in the financial statements or notes thereto included as part of the FBHC Annual Report or the FBHC Quarterly Report, FBHC or one of its Subsidiaries has good and indefeasible title to, or a valid and enforceable leasehold interest in, all of its Real Estate Owned, and such interest is free and clear of all liens, charges or other encumbrances, except those related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record that do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property.

     SECTION 3.28  INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

     (a) Schedule 3.28 contains a true, correct and complete list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements or financial derivative products to which FBHC or one of its Subsidiaries is a party or by which any of their properties or assets may be bound. True and complete copies of all such interest rate risk management agreements and arrangements have been provided to the Company.

     (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which FBHC or one of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to FBHC's knowledge, in accordance with prudent banking practice and all applicable rules, regulations and policies of applicable Governmental Authorities with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. FBHC and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and to FBHC's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     SECTION 3.29 DISCLOSURE. Without limiting any of the representations and warranties contained herein, no representation or warranty by FBHC in this Agreement, no statement contained in any document (including, without limitation, the financial statements, the Disclosure Schedule and the information to be provided pursuant to Section 5.5 hereof), certificate or other writing and no other information furnished or to be furnished by FBHC to the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby makes the following representations and warranties to
FBHC:

     SECTION 4.1  ORGANIZATION.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is a registered bank holding company pursuant to 12 U.S.C. Sections 1841 ET SEQ.

     (b) SW Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Company owns directly all of the outstanding capital stock of SW Bank. The Company owns no other material Subsidiary.

     (c) Each of the Company and SW Bank has all requisite corporate power and corporate authority to own or lease its properties and to carry on its business as currently conducted. The nature of the business and activities of the Company and SW Bank, as currently conducted, does not require either of them to be qualified or registered to do business in any jurisdiction other than the State of Texas.

     (d) The Company has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated herein, subject to any required Regulatory Approvals.

     (e) The Company has delivered to FBHC true and complete copies of the Articles of Incorporation and Bylaws of the Company and the Articles of Association and Bylaws of SW Bank. All such documents are in full force and effect.

     SECTION 4.2 BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors `generally and the availability of equitable remedies). Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's Articles of Incorporation or Bylaws or the Articles of Association or Bylaws of SW Bank, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under (upon the giving of notice, the lapse of time or otherwise), or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company or SW Bank pursuant to, or otherwise require the consent of any Person under, any agreement or obligation to which the Company or SW Bank is a party or by which any of their properties or assets may be bound, which conflict, breach, default, right, lien or right of consent could reasonably be expected to cause a Material Adverse Effect on the Company, or (iii) violate or conflict with any Applicable Laws applicable to the Company or SW Bank or any of their respective properties or assets, subject to obtaining any necessary approvals of Shareholders and the Regulatory Approvals specified in Section 5.2(a).

     SECTION 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, $.01 par value, none of which shares are issued, and 50,000,000 shares of Company Common Stock, of which 23,206,748 shares were issued and outstanding as of August 31, 1998. All outstanding shares of Company Common Stock have been and are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person. The shares of Company Common Stock to be issued to the Shareholders pursuant to the provisions of this Agreement have been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive rights of any Person. At August 31, ,1998 options to purchase a total of 2,707,799 shares of Company Common Stock were outstanding under the Company's stock option plans, and a total of 447,093 additional such shares were available for future option grants under such plans.

     SECTION 4.4 FINANCIAL STATEMENTS AND REPORTS. The Company has delivered to FBHC true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1997 (the "Company Annual Report"), as filed with the SEC, which contains the Company's audited consolidated balance sheets as of December 31, 1997 and 1996 and related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, and (ii) Quarterly Report on Form 10-Q for the six-month period ended June 30, 1998 (the "Company Quarterly Report"), as filed with the SEC, which contains the unaudited consolidated balance sheets and related consolidated statements of income, changes in shareholders' equity and cash flows for the six-month periods ended June 30, 1998 and 1997. Such financial statements have been prepared from the books and records of the Company and its Subsidiaries, present fairly the financial position and operating results of the Company and its Subsidiaries as of the date and during the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered, except as stated therein (subject, in the case of unaudited financial statements, to the exclusion of normal year-end adjustments and footnote disclosures required by generally accepted accounting principles). The Company does not have any Liabilities of a type that should be included in or reflected in such financial statements or the notes thereto, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) as to the extent disclosed or reflected in such financial statements, (ii) Liabilities incurred in the ordinary course of business since June 30, 1998, which individually or in the aggregate would not result in a Material Adverse Effect upon the Company, or (iii) Liabilities under this Agreement and fees and expenses relating thereto. The Company Annual Report and the Company Quarterly Report did not at the respective times at which they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company Annual Report and the Company Quarterly Report comply in all material respects with the applicable requirements of the Exchange Act. The Company has delivered to FBHC true and complete copies of all management letters delivered to the Company by PricewaterhouseCoopers LLP (or any predecessor thereto) relating to the internal controls of the Company during any period from and after December 31, 1995.

     (b) The Company and SW Bank have filed all material documents and reports required to be filed by them with the OCC, the SEC, the FDIC and any other Governmental Authority under all other Applicable Laws (the "Governmental Filings"). All such Governmental Filings, as finally amended or corrected, complied in all material respects at the time of filing and at the time of any amended or supplemented filing with all requirements of their respective forms and with all Applicable Laws.

     (c) The Company has not changed its independent auditing firm since December 31, 1995, and there has been no disagreement (as such term is used in Item 304 of Regulation S-K promulgated under the Securities Act) between the Company and its independent auditing firm(s) since December 31, 1995 concerning any aspect of the manner in which the Company maintains its books and records or the manner in which it has reported upon its financial condition and results of operations during such period.

     SECTION 4.5  REGISTRATION STATEMENT AND REGULATORY APPLICATIONS.

     (a) When the Prospectus/Proxy Statement referred to in Section 5.1, or any amendment or supplement thereto, shall be mailed to the Shareholders, and at all times subsequent to such mailing up to and including the date of the Shareholders' Meeting, (i) such Prospectus/Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein provided by the Company and its Subsidiaries, will comply in all material respects with the provisions (to the extent applicable) of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and (ii) the information relating to the Company and its Subsidiaries, set forth in the Prospectus/Proxy Statement as filed with the SEC under the Securities Act and the Exchange Act and the Registration Statement as filed with the SEC under the Securities Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     (b) When the applications for the Regulatory Approvals are filed, or amended or supplemented, the information relating to the Company and its Subsidiaries or to this Agreement that is provided by the Company or any of its Subsidiaries shall comply in all material respects with all Applicable Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.6  COMPLIANCE WITH APPLICABLE LAWS; OPERATING AUTHORITIES.

     (a) The business of the Company and SW Bank and any advertising related to such business or otherwise conducted by or on their behalf, including without limitation the business of originating, acquiring, holding or disposing of assets and liabilities, is being conducted in compliance in all material respects with all Applicable Laws, and the forms, procedures, disclosures and practices now or previously used by them are or were in compliance in all material respects with all Applicable Laws, as in effect at the relevant times. No formal investigation or review by any Governmental Authority concerning any possible conflicts or violations of Applicable Laws is pending, nor to the Company's knowledge, is any such investigation threatened, nor has any such investigation occurred during the last three years. Since December 31, 1995, no Governmental Authority has delivered any written notice to the Company or SW Bank, or to the Company's knowledge, otherwise asserted an intention to conduct any such investigation or review, nor, to the Company's knowledge, is there any basis for any investigation or review of the type described above.

     (b) Neither the Company nor SW Bank is (i) a party to any written agreement, stipulation, conditional approval, memorandum of understanding or notice of determination with any Governmental Authority or (ii) subject to any judgment, order, decree or directive of such a Governmental Authority, that, in either case, restricts or monitors the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or customer base.

     (c) The Company and SW Bank hold all material registrations, licenses, permits and franchises as are required to conduct their business as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises which they hold are valid and in full force and effect. To the Company's knowledge, no suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened and all filings, applications and registrations with respect thereto are current.

     (d) To the Company's knowledge, no Person or Persons acting in concert are deemed to "control" the Company under the Federal Deposit Insurance Act, as amended, and the regulations promulgated thereunder.

     SECTION 4.7 ABSENCE OF CERTAIN CHANGES. There has not been since June 30, 1998:

     (a) any change in or effect on the business of the Company or SW Bank or any occurrence, development or event of any nature, that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Company;

     (b) any direct or indirect redemption, purchase or other acquisition of shares of the Company's capital stock, convertible securities or securities exercisable for capital stock of the Company by the Company, any declaration, setting aside or payment of any dividend by the Company, any alteration of any right attaching to any shares of capital stock of the Company, or any combination or subdivision of any shares of capital stock of the Company;

     (c) any amendment or termination of any agreement to which the Company or SW Bank is a party, other than amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company;

     (d) any amendment to the Articles of Incorporation or Bylaws of the Company;

     (e) any change by the Company in accounting principles or methods, except as required by the FASB or OCC regulations;

     (f) any loss, damage or destruction (whether or not covered by insurance) affecting any of the tangible assets or business of the Company and SW Bank that may involve a loss of more than $400,000, individually, or $1,000,000 in the aggregate (including deductibles) in excess of applicable insurance coverage; or

     (g) any sale, transfer or other disposition of any material properties or assets of the Company or SW Bank except in the ordinary course of business.

     SECTION 4.8 LITIGATION. As of the date of this Agreement there are no suits, claims, actions, investigations or proceedings of any nature by any Person which are pending or, to the Company's knowledge, threatened (i) against or otherwise involving, directly or indirectly, the Company or SW Bank, or any of their properties (including, without limitation, any such matter with respect to Taxes), or (ii) against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company or SW Bank (in connection with such officer's, director's, employee's or agent's activities on behalf of them or that otherwise relate, directly or indirectly, to the Company or SW Bank or any of their properties, securities or activities), which in the aggregate have had or may reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.9 BROKER'S AND FINDER'S FEES. Neither the Company nor anyone acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other Person (other than legal and accounting advisors acting as such and Legg Mason Wood Walker, Incorporated) in connection with the transactions contemplated hereby (including, without limitation, any restructuring of obligations, financings or other transactions that have been entered into as part of the transactions contemplated hereby) and, except as stated above, no Person is entitled to receive from the Company any such fee or commission.

     SECTION 4.10 TAX MATTERS. The Company has filed with the appropriate agencies all material Returns required to be filed, and such Returns are true, correct and complete in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are owing or payable by the Company with respect to items or periods covered by such Returns or with respect to any period prior to the date of this representation and warranty.

     SECTION 4.11 ENVIRONMENTAL MATTERS. To the knowledge of the Company, neither the Company nor SW Bank, nor any properties or businesses owned or operated by either of them, whether or not held in a fiduciary or representative capacity, has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending, or, to the knowledge of the Company, threatened relating to the liability of any properties or businesses owned or operated by the Company or SW Bank, whether or not held in a fiduciary or representative capacity, under any Environmental Law. The representations contained in this Section 4.11 are subject to the same qualifications as those set forth in Section 3.22.

     SECTION 4.12 ALLOWANCE FOR LOSSES. To the Company's knowledge, SW Bank's allowance for possible credit losses is adequate in relation to the outstanding loans, leases and other extensions of credit of SW Bank and is in accordance with the safety and soundness standards administered by, and the practices and procedures of, the OCC, as such standards, practices and procedures may be amended from time to time.

     SECTION 4.13 DISCLOSURE. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Company in this Agreement, no statement contained in any document (including, without limitation, the Company Annual Report and the Company Quarterly Report and the information to be provided pursuant to Section 5.5 hereof), certificate or other writing and no other information furnished or to be furnished by the Company to FBHC or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                             COVENANTS OF THE PARTIES

     SECTION 5.1 PREPARATION OF REGISTRATION STATEMENT AND PROSPECTUS/PROXY STATEMENT. FBHC and the Company contemplate that a Registration Statement on Form S-4 (the "Registration Statement") will be filed with the SEC under the Securities Act for registration of the Company Common Stock to be issued in connection with the transactions contemplated hereby and that the parties will prepare a related Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") to be mailed to the shareholders of FBHC in connection with the Shareholders' Meeting. The parties hereby agree to cooperate with each other in preparing and filing such Registration Statement and Prospectus/Proxy Statement. The parties hereby further agree (i) to file such Registration Statement with the SEC as soon as reasonably practicable after the date hereof and (ii) to use their reasonable efforts to obtain the clearance of the SEC and to issue such Prospectus/Proxy Statement as soon as practicable thereafter. Without limiting the generality of the foregoing, nothing shall be contained in the Registration Statement or the Prospectus/Proxy Statement or any proxy soliciting materials with respect to any party unless approved by such party, which approval shall not be unreasonably withheld.

     SECTION 5.2  PURSUIT OF REGULATORY APPROVALS.

     (a) The parties shall cooperate and use their reasonable efforts (i) to obtain all necessary approvals, consents, authorizations and the like from Governmental Authorities required to consummate the Merger and the Bank Merger, including, without limitation, the approval of the Federal Reserve, the OCC and such other Persons as may be required under Applicable Law. In addition, the consummation of the transactions contemplated hereby is subject to the following:

          (i) the expiration of any applicable waiting period with respect to any of the foregoing matters (including, without limitation, any extension thereof by reason of a request for additional information or as a result of any pending or threatened action, suit or proceeding by the U.S. Department of Justice or the Federal Trade Commission under federal antitrust laws), and the publication of any notice required by Applicable Law;

          (ii)   the declaration of effectiveness of the Registration
     Statement, which must not be the subject of a stop order or threatened stop order on the Closing Date; and

          (iii) the shares of Company Common Stock being delivered by the Company to the Shareholders in exchange for their shares of FBHC Common Stock having been qualified or registered for offering and sale under the securities or Blue Sky laws of each jurisdiction in which the Shareholders reside (or having been exempted therefrom); provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

     All such approvals, together with any other approvals of Governmental Authorities that are necessary to effectuate the Merger and the Bank Merger, are referred to herein as the "Regulatory Approvals."

     (b) The Company shall have primary responsibility for the preparation of all Federal Reserve and OCC applications and filings required in connection with
Section 5.2(a) above, and the parties shall be jointly responsible for the preparation of all applications and filings, if any, with the OTS required in connection with Section 5.2(a) above. Each party shall cooperate with the other party hereto in preparation of all applications for such Regulatory Approvals and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete such applications. Should the appearance of any of the officers, directors, employees or agents of either of the parties hereto be requested by either of the parties or by any Governmental Authority at any hearing or otherwise in connection with any such application, such party shall promptly use its reasonable efforts to arrange for those appearances.

     SECTION 5.3 OTHER CONSENTS. FBHC and the Company agree to apply for and reasonably and diligently seek to obtain all waivers, consents and approvals of other Persons required in connection with the transactions contemplated by this Agreement, including, without limitation, the consent of any Person which may be required under any Scheduled Contract. FBHC will take or cause to be taken on a timely basis all actions necessary with respect to the authorization, adoption and approval by the Association of the Bank Merger. The Company will take or cause to be taken on a timely basis all actions necessary with respect to the authorization, adoption and approval by SW Bank of the Bank Merger.

     SECTION 5.4 FBHC ACTIVITIES PENDING CLOSING. Except as otherwise specifically provided in this Agreement and subject to Applicable Law, from the date hereof to and including the Effective Time, FBHC and its Subsidiaries shall, as long as this Agreement remains in effect or unless the Company otherwise consents in writing (which consent shall not be unreasonably withheld):

     (a) conduct its affairs (including, without limitation, the making of or agreeing to make any loans or other extensions of credit) only in the ordinary course of business consistent with prudent banking practice and in accordance with Applicable Laws and their compliance, loan and other policies, including, without limitation, using its best efforts to make all changes required upon completion of any regulatory examination, and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers, directors, key employees and agents and preserve their relationships and goodwill with all Persons having business dealings with them, PROVIDED that FBHC and its Subsidiaries shall not make or agree to make any loans or other extensions of credit to any borrower in excess of $500,000 without the prior consent of the Company, except that the following types of loans in excess of $500,000 shall not require the prior consent of the
Company: (i) all single family loans of $650,000 or less which are underwritten to usual and customary secondary market standards and are to be sold in the secondary market pursuant to takeout commitments obtained in conjunction with the funding of the loans; (ii) all commercial loans which are to be sold in the secondary market for which there is an enforceable takeout commitment for the full amount of such loans in place at the time of closing; and (iii) commercial loans which are $1,000,000 or less and which are in the ordinary course of business of FBHC and its Subsidiaries; and provided further, that if the Company does not disapprove in writing any loan requiring the Company's prior approval within two business days following its receipt of a request for approval, such loan shall be deemed approved by the Company.

     (b) refrain from issuing or selling or obligating itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any shares of its capital stock, except for shares issued upon the exercise of FBHC Stock Options, the conversion of FBHC Debentures or the Mitchell Exchange;

     (c) except as set forth in Schedule 3.24(b), refrain from opening or closing any branch office, or acquiring or selling or agreeing to acquire or sell, any branch office or any deposit liabilities, and otherwise consult with and seek the advice of the Company with respect to basic policies relating to branching, site location and relocation;

     (d) not enter into, amend or terminate (other than the annual renewal of Employment Agreements consistent with past practice) any agreement of the type that would be required to be disclosed on Schedule 3.7(a), or any other material agreement, or acquire or dispose of any material amount of assets or liabilities, except in the ordinary course of business consistent with prudent banking practices;

     (e) not grant any severance or termination pay (other than pursuant to FBHC's policies in effect on the date hereof) to, or enter into any employment, consulting, non-competition, retirement, parachute, severance or indemnification agreement with, any officer, director, employee or agent of FBHC or its Subsidiaries, either individually or as part of a class of similarly situated persons;

     (f) not cause or allow any of the things listed in Section 3.13 to occur (except with respect to Section 3.13(a) and (h), FBHC and its Subsidiaries shall use their best efforts to not cause or allow any of the things listed therein to occur), except that FBHC may declare and pay a dividend to holders of FBHC Common Stock with respect to the results for the quarters ended September 30, 1998 and December 31, 1998 in an amount equal to the cash dividend paid to such holders for the quarter ended June 30, 1998 and FBHC may redeem the FBHC Debentures in accordance with their terms;

     (g)  not foreclose upon or otherwise acquire any real property described in
Section 3.22 hereof or any non-residential property prior to receipt and approval by the Company of a Phase I environmental review therefor;

     (h) not change its deposit account interest rate pricing policies or its loan pricing policies except in response to changes in the applicable market;

     (i)  not establish any new Subsidiary;

     (j) not voluntarily make any material change in the interest rate risk profile of the Association from that as of June 30, 1998;

     (k) not materially deviate from policies and procedures existing as of the date of this Agreement with respect to (i) classification of assets, (ii) the allowance for possible credit losses and (iii) accrual of interest on assets, except as otherwise required by the provisions of this Agreement; and

     (l) not make or agree to make any overdrafts in excess of $100,000 per account, unless an overdraft line of credit is in place consistent with the Association's ordinary course of business and policies and Applicable Laws.

     SECTION 5.5 ONGOING FINANCIAL DISCLOSURE. FBHC shall provide to the Company as soon as practicable but in no event later than twenty (20) days following the end of each calendar month, from the date hereof through the Closing Date, copies of all financial statements and other written information provided to the Boards of Directors of FBHC or any of its Subsidiaries (other than information relating to this Agreement and the transactions relating to this Agreement), and, to the extent permitted by Applicable Law, all reports filed by FBHC or any of its Subsidiaries with federal or state regulatory agencies. The Company shall send to FBHC, promptly after they become publicly available, copies of all Company filings from and after the date hereof made under Sections 13(a) and 14 of the Exchange Act and copies of all news releases made by the Company from and after the date hereof. The Company shall provide to a single designee of FBHC copies of all non-public financial and other written information provided to the Boards of Directors of the Company and SW Bank, and, to the extent permitted by Applicable Law, all reports filed by the Company or SW Bank with federal or state regulatory agencies. Such designee shall not copy or circulate any such information to anyone without the prior written consent of the Company, which consent shall not be unreasonably withheld, and FBHC hereby acknowledges its obligations under the federal securities laws with respect to maintaining the confidentiality of such information and insider trading matters.

     SECTION 5.6  ACCESS TO INFORMATION OF FBHC.

     (a) During the period from the date hereof until the Effective Time, FBHC shall provide the information and access described in paragraphs (b) and (c) below during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the business of FBHC and its Subsidiaries.

     (b) To the extent permitted by law and consistent with Section 5.6(a), FBHC shall authorize and permit the Company and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, branch operating reports, branch audit reports, customer accounts and records, any reports of Governmental Authorities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Authorities), tax returns, tax settlement letters, financial statements and other financial information (including the work papers of PricewaterhouseCoopers LLP used to audit FBHC's consolidated statements of condition as of March 31, 1998 and 1997 and its consolidated statements of income, changes in stockholders' equity and cash flows for the years ended March 31, 1998, 1997 and
1996), contracts and documents of FBHC and its Subsidiaries and all other information with respect to the business affairs, financial condition, assets and Liabilities of FBHC and its Subsidiaries as the Company may from time to time request, to make copies of such books, records and other documents, and to discuss the business affairs, condition (financial and otherwise), assets and Liabilities of FBHC and its Subsidiaries with such third persons, including, without limitation, the directors, officers, employees, agents, accountants (including PricewaterhouseCoopers LLP) and attorneys of FBHC and its Subsidiaries, as the Company considers reasonably necessary or appropriate for the purposes of familiarizing itself with the business and operations of FBHC and its Subsidiaries, determining any breach of the representations, warranties and covenants of FBHC set forth herein, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by Governmental Authorities, conducting further evaluations of the assets and Liabilities of FBHC and its Subsidiaries, and accomplishing the integration of the business operations of FBHC and its Subsidiaries with those of the Company and SW Bank at the earliest possible date.

     (c)  For purposes of the Company's investigation pursuant to this
Section 5.6, FBHC shall use its reasonable efforts to cause any service bureau, accountant, third party servicer or other third party under contract to it to furnish to the Company and its authorized representatives, at the Company's cost, full access to such party's premises and all of its books, records and properties, including, without limitation, all loan, investment, regulatory, financial, accounting, tax and property records and files relating to the operations of FBHC and its Subsidiaries including, without limitation, all files, computer records and customer information, relating to assets serviced by third parties or necessary for the conversion on the Closing Date of all accounts, products and branch operating systems of FBHC and its Subsidiaries to such systems as the Company may designate. FBHC shall use its reasonable efforts to cause any service bureau, accountant, third party servicer or other third party to provide adequate space and facilities and the cooperation of its personnel at the Company's cost, including, without limitation, copying facilities, to the end that such examination shall be completed expeditiously, completely and accurately. FBHC shall, upon request, provide the Company and its authorized representatives with reasonable access to any and all real and personal properties securing loans made by FBHC, to the extent legally permissible. Without limiting any of the foregoing, the Company and its authorized representatives shall be specifically entitled to conduct at the Company's own expense (and FBHC shall use its reasonable efforts to enable them to conduct) such tests of accounts receivable and other matters as they deem appropriate. Any examination or investigation made by the Company or other Persons as contemplated by this Section shall not affect any of the representations and warranties hereunder.

     SECTION 5.7 CONFIDENTIALITY. Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated herein, all information or documents furnished hereunder by any party hereto or any other party shall be kept confidential by the party to whom it is furnished (and such party shall use reasonable efforts to cause its agents and representatives to maintain the confidentiality of such documents) and in the event such transactions are not consummated, each shall return to the other or destroy all information furnished hereunder and shall not thereafter use the same for any purpose until such time as such information becomes publicly available, except to the extent (i) it was known by such other party prior to being received other than through the violation or breach of such party or any other Person of any duty of confidentiality, (ii) it is or thereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose the same to any Governmental Authority having jurisdiction over the parties or their Subsidiaries or as otherwise may be required by Applicable Laws (to the extent permitted by law, the party intending to make disclosure in such circumstances shall give the other party hereto prompt notice prior to making such disclosures so that such other parties may seek a protective order or other appropriate remedy prior to such disclosure), or (iv) such duty of confidentiality is waived in writing by the other party, and that none of this information shall be used for competitive purposes. Notwithstanding the foregoing, information and documents furnished by or on behalf of FBHC hereunder may be disclosed by the Company or SW Bank to the Federal Reserve, the OCC, the OTS and any other Governmental Authority whose approval, consent, authorization or other action is necessary for the consummation of the Merger and the transactions contemplated hereby.

     SECTION 5.8  MEETING OF SHAREHOLDERS.

     (a) FBHC shall duly call a meeting of its shareholders (the "Shareholders' Meeting") for the purpose of obtaining the adoption of this Agreement, this Agreement and all other matters necessary to consummate the transactions contemplated by this Agreement, which meeting shall be held not earlier than 20 nor later than 30 business days following the date upon which the Registration Statement shall have been declared effective. In connection with the Shareholders' Meeting, the Board of Directors of FBHC shall recommend approval of the transactions contemplated by this Agreement, indicate the determination by the Board of Directors that the Merger is fair to and in the best interests of FBHC's shareholders and use its reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval, subject to its fiduciary duties. Notice of the Shareholders' Meeting shall be accompanied by the Prospectus/Proxy Statement.

     (b)  In obtaining the approval of shareholders referred to in this
Section 5.8, FBHC will comply, and will use reasonable efforts to cause its officers, directors and 5% shareholders to comply, with applicable provisions of and the rules and regulations under the Securities Act, the Exchange Act and any other Applicable Law.

     SECTION 5.9 STOCK LISTING. The Company shall, prior to the Effective Time, notify Nasdaq with respect to the listing of the shares of Company Common Stock to be issued pursuant to the Merger and shall obtain any approval required by Nasdaq necessary in connection with the issuance of the Company Common Stock.

     SECTION 5.10 AFFILIATES' LETTERS. No later than the 30th day following the date hereof, FBHC shall deliver to the Company, after consultation with legal counsel, a list of names and addresses of those persons who are "Affiliates" of FBHC with respect to the Merger within the meaning of Rule 145 under the Securities Act. There shall be added to such list the names and addresses of any other person (within the meaning of such Rule) which the Company identifies (by written notice to FBHC within three business days after receipt of such list) as possibly being a person who may be deemed to be an "Affiliate" of FBHC within the meaning of Rule 145. FBHC shall use all reasonable efforts to deliver, or cause to be delivered, to the Company, not later than the Closing Date from each of the "Affiliates" of FBHC identified as aforesaid, a letter dated as of the date of delivery thereof in the form of Exhibit B attached hereto.

     SECTION 5.11 PLAN AMENDMENTS AND PARTICIPATION IN COMPANY PLANS; OPTION REGISTRATION.

     (a) FBHC shall execute and deliver such instruments and take such other actions as the Company may reasonably require in order to cause the amendment or termination of any Plan on terms satisfactory to the Company and in accordance with Applicable Law and effective as of the Effective Time. The Company agrees that the employees of FBHC and its Subsidiaries who continue their employment after the Effective Time (the "FBHC Employees") will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of the Company and SW Bank, in accordance with the respective terms of such plans and programs, and the Company shall take all actions necessary or appropriate to facilitate coverage of the FBHC Employees in such plans and programs from and after the Effective Time, subject to the following:

          (i) Each FBHC Employee will be entitled to credit for prior service with FBHC and its Subsidiaries for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by the Company and SW Bank to the extent FBHC and its Subsidiaries sponsored a similar type of plan in which the FBHC Employees participated immediately prior to the Effective Time. Any pre-existing condition exclusion applicable to such plans and programs shall be waived with respect to each FBHC Employee. For purposes of determining an FBHC Employee's benefit for the calendar year in which the Merger occurs under the Company's vacation program, any vacation taken by the FBHC Employee immediately preceding the Effective Time for the calendar year in which the Merger occurs will be deducted from the total Company vacation benefit available to such FBHC Employee for such calendar year. The Company further agrees to credit each FBHC Employee for the year during which coverage under the Company's group health plan begins, with any deductibles already incurred during such year, under FBHC's group health plan.

          (ii) Each FBHC Employee shall be entitled to credit for past service with FBHC and its Subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the Company employee benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Company's 401(k) Savings Plan).

     (b) Following the Effective Time and prior to the first date on which "Affiliates" of FBHC may sell shares of Company Common Stock pursuant to Rule 145, the Company shall (i) cause a registration statement on Form S-8 registering the shares of Company Common Stock issuable pursuant to the exercise of the FBHC Options to be filed and to become effective under the Securities Act, and (ii) use its best efforts to maintain the effectiveness of such registration statement until all FBHC Options have been exercised or have expired.

     SECTION 5.12 ASSUMPTION OF FBHC STOCK OPTIONS. FBHC shall use its reasonable efforts to cause each of the holders of FBHC Stock Options to execute and deliver to the Company, at least 10 days prior to the Closing Date, an acknowledgment that such holder's FBHC Stock Option shall be converted, in accordance with its terms, into an option to purchase a number of shares of Company Common Stock equal to the number of shares of FBHC Common Stock subject thereto multiplied by 1.45, at an exercise price per share equal to the exercise price per share subject thereto divided by 1.45, consistent with the provisions of Section 1.2 hereof.

     SECTION 5.13 TERMINATION OF SEVERANCE AND CONSULTING ARRANGEMENTS. On or prior to the Closing Date, subject to Applicable Law, FBHC shall use its reasonable efforts to terminate those arrangements other than the Employee Agreements (pursuant to reasonable severance arrangements and subject to any vested rights) as the Company shall notify FBHC in writing pursuant to which FBHC or any of its Subsidiaries is or may be obligated to make payments after the Closing Date to any Person pursuant to any employment, consulting, severance, employment termination or other similar agreement with any current or former officer, director, employee or agent of FBHC or any of its Subsidiaries.

     SECTION 5.14  CERTAIN NOTIFICATIONS.

     (a) Each party to this Agreement shall notify the other party promptly both orally and in writing (i) after becoming aware of any misrepresentation or breach of warranty on its part under this Agreement, (ii) after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading in any material respect if such representation and warranty were restated at such time, or (ii) upon the occurrence of, or the discovery of, any event that could reasonably be expected to cause it to be unable to satisfy a condition to any other party's obligation to proceed with the Merger.

     (b) Each party to this Agreement shall notify the other party promptly both orally and in writing if it becomes aware that there exists a basis for any material suit, claim, action, investigation or proceeding of any nature to be brought against or by or on behalf of the notifying party, or any of its properties.

     SECTION 5.15  NO SHOPPING.

     (a) FBHC shall not, directly or indirectly, through any officer, director, employee or agent or otherwise, solicit, initiate or encourage any Acquisition Proposal, or, except as otherwise required in the opinion of Silver, Freedman & Taff, L.L.P. or such other nationally recognized, independent counsel in order for its Board of Directors to fulfill its fiduciary duties, participate in any negotiation in respect of or cooperate with (including, without limitation, by way of furnishing any nonpublic information concerning the business, properties or assets of FBHC or its Subsidiaries or any access to such properties or assets) any Acquisition Proposal. FBHC shall notify the Company promptly by telephone, and thereafter promptly confirm such notification in writing, if any such information is requested from, or any Acquisition Proposal or inquiry with respect to any Acquisition Proposal is received by, FBHC and shall provide the Company with a reasonably detailed description of the contents thereof, including without limitation, the identity of the other persons or entities involved.

     (b) Unless and until FBHC shall have exercised its right to terminate this Agreement pursuant to Section 7.1(e) hereof (or shall exercise such right simultaneously with any of the following), no Acquisition Proposal shall be accepted, approved, adopted or recommended by the Board of Directors of FBHC, or presented by FBHC, or by its Board of Directors or management, to the shareholders of FBHC for vote or approval by written consent, the Board of Directors of FBHC shall not rescind the approval of this Agreement or any of the transactions contemplated hereby, and no such meeting of shareholders shall be called by FBHC or noticed for purposes of taking shareholder action with respect to any Acquisition Proposal.

     (c) Unless and until FBHC shall have exercised its right to terminate this Agreement pursuant to Section 7.1(e) hereof, or except as otherwise required by any Governmental Authority having jurisdiction with respect to a party, FBHC shall not prepare or assist in the preparation of or file or assist in the filing of any notice or application to any Governmental Authority pertaining to or seeking approval of any change in control incident to or which would result from any Acquisition Proposal.

     SECTION 5.16 NO INCONSISTENT ACTIONS; POOLING; TAX TREATMENT. None of the parties hereto will voluntarily take or omit to take any action, the effect of the taking or omission of which would reasonably be expected to cause any of its representations and warranties herein to be inaccurate in any material respect at the Closing or at any time prior to the Closing as if such representation and warranty were restated at such time. Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a "pooling of interests," and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated as such for financial accounting purposes. Each party hereto shall use all reasonable efforts to cause the Merger and the Bank Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger or the Bank Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     SECTION 5.17 TAXES; CONSENT. FBHC shall prepare and timely file all Returns and amendments thereto required to be filed by FBHC and its Subsidiaries on or before the Closing Date. The Company shall have a reasonable opportunity to review all Returns and amendments thereto prior to filing. FBHC shall pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any Material Adverse Effect on FBHC; and (b) FBHC shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

     SECTION 5.18 TRANSACTIONS WITH AFFILIATES AND INSIDERS. From the date hereof until the Effective Time, FBHC shall not, without the prior written consent of the Company, make, or allow any of its Subsidiaries to make, any loan or establish any relationship, of the type or engage or propose to engage in any transaction of the type that would be required to be disclosed on Schedule 3.19 had such loan been made, relationship been established or transaction been entered into or proposed as of the date hereof.

     SECTION 5.19 CLASSIFICATION OF LOANS. During the period from the execution of this Agreement until the Effective Time, FBHC (i) to the extent permitted by Applicable Law, shall promptly inform the Company of the amounts and categories of any loans, leases or other extensions of credit that are classified by any Governmental Authority or by the Association as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification; (ii) shall classify all assets in accordance with OTS Standards and its own current internal classification system; and (iii) shall apply the standards regarding accrual of interest set forth in the then most recent Thrift Financial Report Instructions of the Federal Financial Institutions Examination Council.

     SECTION 5.20 COMPLIANCE WITH APPLICABLE LAW. During the period from the date of this Agreement until the Effective Time, FBHC shall take any and all actions reasonably requested by the Company in order to conform the conduct of the business of FBHC and its Subsidiaries, including, without limitation, the business of originating, acquiring, holding or disposing of assets and liabilities, with the requirements of any Applicable Law.

     SECTION 5.21 CERTAIN ACCOUNTING ADJUSTMENTS. After the approval of the Shareholders and all of the Regulatory Approvals have been obtained, FBHC shall, if requested by the Company, make such accounting entries prior to the Effective Time as the Company may reasonably request in order to conform the accounting records of FBHC to the accounting policies and practices of the Company and its Subsidiaries, subject to compliance with generally accepted accounting principles and all appropriate regulatory requirements, such adjustments to be effective immediately prior to the Effective Time. No such adjustment shall of itself constitute grounds for termination of this Agreement or an acknowledgment by FBHC (i) of any adverse circumstances for purposes of determining whether the conditions to the Company's obligations under this Agreement have been satisfied, or (ii) that such adjustment is required for purposes of determining satisfaction of the condition to the Company's obligations under this Agreement set forth in Section 6.2(a) hereof or (iii) that such adjustment has any bearing on the number of shares of Company Common Stock issuable hereunder.

     SECTION 5.22  ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

     (a) The Company and its designated consultants, agents and representatives shall have the right to the same extent that FBHC has such right, but not the obligation or responsibility, at the Company's expense, to inspect any FBHC Real Property or Real Estate Owned, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to [30 days after execution of Agreement], 1998. The Company shall notify FBHC prior to any physical inspections of any such properties, and FBHC may place reasonable restrictions on the time of such inspections. (If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by the Company, the Company shall (i) notify FBHC of any property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to [60 days after execution of Agreement], 1998. All secondary investigations must be approved in advance by FBHC. The Company shall give reasonable notice to FBHC of such secondary investigations, and FBHC may place reasonable time and place restrictions on such secondary investigations.

     (b) FBHC agrees to indemnify and hold harmless the Company for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by the Company or its agents, which damage or injury is attributable solely to the negligent actions or negligent omissions of FBHC or its agents. The Company agrees to indemnify and hold harmless FBHC for any claims for damage to property, or injury or death to persons, attributable solely to the negligent actions or omissions of the Company or its agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of FBHC. In addition, the Company shall, after any physical testing, restore such tested property to its original condition at the Company's sole cost and expense. The
Company shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by FBHC and not by the Company. The Company shall make no such report prior to the Closing unless required to do so by law, and in such case will give FBHC reasonable notice of the Company's intentions.

     (c)  The Company shall have the right to terminate this Agreement if
(i) FBHC has refused to allow the Company to conduct an Environmental Inspection or secondary investigation in a manner that the Company reasonably considers necessary; or (ii) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present events, conditions or circumstances (including but not limited to the presence of any asbestos-containing material or underground storage tank) that would require remedial or cleanup action at the expense of FBHC or any of its Subsidiaries in an aggregate estimated cost which is in excess of $500,000 on an after-tax basis. On or prior to [75 days after execution of Agreement], 1998, the Company shall advise FBHC in writing if the Company intends to terminate this Agreement because the Company disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey.

     (d) FBHC agrees to make available to the Company and its consultants, agents and representatives all documents and other material relating to environmental conditions of any FBHC Real Property and Real Estate Owned including, without limitation, the results of other environmental inspections and survey. FBHC also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with the Company and shall be entitled to certify the same in favor of the Company and its consultants, agents and representatives and make all other data available to the Company and its consultants, agents and representatives.

     SECTION 5.23  INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE.
(a) The indemnification provisions contained in the Certificate of Incorporation and Bylaws of the Company, the Articles of Association and Bylaws of SW Bank, the Articles of Incorporation and Bylaws of Fairview and the organizational documents of Mitchell shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of FBHC or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Applicable Law.

     (b) From and after the Effective Time, the Company shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of FBHC and its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts (including all amounts paid in settlement with the approval of the Company, which approval shall not unreasonably be withheld) in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director, officer, employee or agent of FBHC or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under applicable law (and shall pay reasonable expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable law, upon receipt from the Indemnified Party to whom expenses are advanced an undertaking to repay such advances, if any, contemplated by Applicable Law).

     (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain FBHC's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Company, (ii) the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Company will use its reasonable efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.23, upon learning of any such Claim, shall notify the Company (although the failure so to notify the Company shall not relieve the Company from any liability which the Company may have under this Section 5.23 except to the extent such failure prejudices the Company or SW Bank), and shall deliver to the Surviving Corporation the undertaking to repay such advances, if any, contemplated by Applicable Law. The Indemnified Parties as a group may retain one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

     (d) After the Effective Time, the Company shall, at its election, either cause to be maintained in effect FBHC's existing prepaid directors' and officers' liability insurance policy, until its expiration date, or convert such policy into "tail" coverage through such expiration date with terms and conditions substantially similar to such current insurance policy, but only covering claims arising from facts or events which occurred before the Effective Time (including the transactions which are the subject of this Agreement).

     (e) This Section 5.23 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Company and the Surviving Corporation and their representative successors and assigns.

     SECTION 5.24  ACCESS TO INFORMATION OF THE COMPANY.

     (a) During the period from the date hereof until the Effective Time, the Company shall provide the information and access described in paragraphs (b) and
(c) below during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the Company's or SW Bank's business.

     (b) To the extent permitted by law and consistent with Section 5.24(a), the Company shall authorize and permit FBHC and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, branch operating reports, branch audit reports, customer accounts and records, any reports of Governmental Authorities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Authorities), tax returns, tax settlement letters, financial statements and other financial information (including the work papers of PricewaterhouseCoopers used to audit the Company's balance sheets as of December 31, 1997 and 1996 and its statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995), contracts and documents of the Company and SW Bank and all other information with respect to the business affairs, financial condition, assets and Liabilities of the Company and SW Bank as FBHC may from time to time reasonably request, to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and Liabilities of the Company and SW Bank with such third persons, including, without limitation, the directors, officers, employees, agents, accountants (including PricewaterhouseCoopers) and attorneys of the Company and SW Bank, as FBHC considers reasonably necessary or appropriate for the purposes of familiarizing itself with the business and operations of the Company and SW Bank, determining any breach of the representations, warranties and covenants of the Company and SW Bank set forth herein, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by Governmental Authorities and conducting further evaluations of the assets and Liabilities of the Company and SW Bank.

     (c) For purposes of FBHC's investigation pursuant to this Section 5.24, the Company shall use its reasonable efforts to cause any service bureau, accountant, third party servicer or other third party under contract to it to furnish to FBHC and its authorized representatives, at FBHC's cost, full access to such party's premises and all of its books, records and properties, including, without limitation, all loan, investment, regulatory, financial, accounting, tax and property records and files relating to the operations of the Company and SW Bank including, without limitation, all files, computer records and customer information, relating to assets serviced by third parties. The Company shall use its reasonable efforts to cause any service bureau, accountant, third party servicer or other third party to provide adequate space and facilities and the cooperation of its personnel at FBHC's cost, including, without limitation, copying facilities, to the end that such examination shall be completed expeditiously, completely and accurately. Without limiting any of the foregoing, FBHC and its authorized representatives shall be specifically entitled to conduct at FBHC's own expense (and the Company and SW Bank shall use their reasonable efforts to enable them to conduct) such tests of accounts receivable and other matters as they deem appropriate. Any examination or investigation made by FBHC or other Persons as contemplated by this Section shall not affect any of the representations and warranties hereunder.

     SECTION 5.25 FURTHER ASSURANCES. Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

                                    ARTICLE VI

                              CONDITIONS TO CLOSING

     SECTION 6.1 CONDITIONS TO FBHC'S OBLIGATION TO CLOSE. The obligation of FBHC to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions.

     (a)  REPRESENTATIONS AND WARRANTIES.

          (i) Except for such breaches of the representations and warranties contained in Article IV hereof as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company, all representations and warranties of the Company contained in
     Article IV of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case they shall be deemed to have been made as of the Closing Date but speaking only as of such specific date). Solely for purposes of this Section and in determining compliance with the condition set forth herein, any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification set therein with respect to materiality or Material Adverse Effect were not contained therein;

          (ii) The Company shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied at or prior to the Closing Date;

          (iii) There shall not have been instituted or threatened any suit, claim, action, investigation or proceeding of any nature by any Person that, individually or when aggregated with other suits, claims, actions, investigations or proceedings, if any, and breaches, if any, of the representations and warranties contained in Article IV hereof, has had, or can reasonably be expected to have, a Material Adverse Effect on the Company; and

          (iv) There shall have been delivered to FBHC on the Closing Date, a certificate executed by the Chief Executive Officer, the President or any Executive Vice President, of the Company certifying compliance with all the provisions of this Section 6.1(a).

     (b) REGULATORY APPROVALS. All of the Regulatory Approvals for the transactions contemplated by this Agreement shall have been obtained; such Regulatory Approvals shall be in effect and no proceedings shall have been initiated or threatened with respect thereto; all applicable waiting periods with respect to such Regulatory Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Regulatory Approvals shall have been satisfied.

     (c) REGISTRATION STATEMENT. The Registration Statement, as it may have been amended or supplemented, shall have become effective and no stop order suspending the effectiveness of such

Registration Statement shall have been issued and shall remain in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC the basis for which shall remain in effect.

     (d)  BOARD AND SHAREHOLDER APPROVAL.

          (i)    The Company shall have furnished FBHC with:

                 (A) a certified copy of the resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Merger and the transactions contemplated hereby and thereby; and

                 (B) certified copies of resolutions duly adopted by the Board of Directors of SW Bank and the Company, as the sole shareholder of SW Bank, approving the Bank Merger; and

          (ii) At least a majority of the outstanding shares of FBHC Common Stock entitled to vote shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

     (e) NO VIOLATIONS OF LAW, LITIGATION. The transactions contemplated by this Agreement shall not violate any Applicable Law. There shall be no pending or threatened suits, claims, actions, investigations or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any material damages against any Person as a result of the transactions contemplated hereby.

     (f) OPINIONS OF COUNSEL. FBHC shall have received an opinion addressed to them of Vinson & Elkins L.L.P., counsel to the Company and SW Bank, dated the Closing Date, substantially in the form of Exhibit C hereto.

     (g) TAX OPINION. FBHC shall have received from Silver, Freedman & Taff, an opinion of counsel reasonably satisfactory to FBHC to the effect that for federal income tax purposes (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code; (ii) the Company and FBHC will each be a party to that reorganization; (iii) no gain or loss will be recognized to the former Shareholders of FBHC who receive Company Common Stock in exchange for their FBHC Common Stock, except to the extent they receive cash; (iv) the basis of the Shareholders in the Company Common Stock received in the Merger will be the same as the basis of FBHC Common Stock surrendered in exchange therefor (reduced by the excess, if any, of the cash received over the amount of gain recognized on the exchange); and (v) the holding period of the shares of Company Common Stock received by a Shareholder will include the holding period of the shares of FBHC Common Stock surrendered therefor, provided that such FBHC Common Stock was held as a capital asset by such Shareholder. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon representations made in certificates of officers of FBHC and the Company, affiliates of the foregoing, and others.

     SECTION 6.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CLOSE. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

     (a)  REPRESENTATIONS AND WARRANTIES; COVENANTS.

          (i) Except for such breaches of the representations and warranties contained in Article III hereof as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on FBHC, all representations and warranties of FBHC contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case they shall be deemed to have been made as of the Closing Date but speaking only as of such specific date). Solely for purposes of this Section and in determining compliance with the condition set forth herein, any representation and warranty made by FBHC in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

          (ii) FBHC shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied at or prior to the Closing Date;

          (iii) There shall not have been instituted or threatened any suit, claim, action, investigation or proceeding of any nature by any Person that would have been required to be listed on Schedule 3.14(a) hereto had such suit, claim, action or proceeding been instituted or threatened as of the date of this Agreement, and that, individually or in the aggregate, or when aggregated with the breaches, if any, of representations and warranties contained in Article III hereof, has had, or can reasonably be expected to have, a Material Adverse Effect on FBHC; and

          (iv) There shall have been delivered to the Company on the Closing Date a certificate executed by the Chief Executive Officer of FBHC certifying compliance with all the provisions of this Section 6.2(a).

     (b) REGULATORY APPROVALS. All the Regulatory Approvals for the transactions contemplated by this Agreement shall have been obtained without the imposition of any non-standard conditions that are or would become applicable to the Company, the Surviving Corporation, SW Bank or any other Subsidiary of the Company after the Effective Time that the Company in good faith determines would be unduly burdensome (in the context of the transactions contemplated by this Agreement) upon the conduct of the business of the Company, the Surviving Corporation, or SW Bank, as such businesses have been conducted prior to the Effective Time or as such businesses are anticipated to be conducted after the Effective Time, other than activity restrictions resulting from the activities of FBHC or its Subsidiaries constituting non-permissible activities of a bank or a bank holding company. All such Regulatory Approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such Regulatory Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Regulatory Approvals shall have been satisfied.
All other consents, approvals, waivers and other actions required from any other Person pursuant to the Scheduled Contracts in connection with the transactions contemplated by this Agreement shall have been obtained in form satisfactory to the Company, except where the failure to obtain such consents, approvals and waivers, and to take such other action, will not result in a Material Adverse Effect.

     (c) REGISTRATION STATEMENT. The Registration Statement, as it may have been amended or supplemented, shall have become effective and shall remain in effect, and no stop order suspending the effectiveness of such Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC the basis for which shall remain in effect.

     (d)  BOARD AND SHAREHOLDER APPROVAL.

          (i) The holders of at least a majority of the outstanding shares of FBHC Common Stock entitled to vote thereon shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby; and

          (ii)   FBHC shall have furnished the Company with:

                 (A) a certified copy of the resolutions duly adopted by the Board of Directors of FBHC approving this Agreement, the Merger and the transactions contemplated hereby and thereby and directing the submission thereof to a vote of FBHC's shareholders;

                 (B) a certified copy of resolutions duly adopted by the holders of at least a majority of the outstanding shares of FBHC Common Stock entitled to vote thereon approving this Agreement, the Merger and the transactions contemplated hereby and thereby; and

                 (C) certified copies of resolutions duly adopted by the Board of Directors of the Association and by FBHC, as the sole shareholder of the Association, approving the Bank Merger.

     (e) NO VIOLATIONS OF LAW; NO LITIGATION. The transactions contemplated by this Agreement shall not violate any Applicable Law. There shall be no pending or threatened suits, claims, actions, investigations, or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any Person as a result of the transactions contemplated hereby.

     (f) OPINION OF COUNSEL. The Company shall have received an opinion addressed to them of Silver, Freedman & Taff, L.L.P., special counsel to FBHC, dated the Closing Date, substantially in the form of Exhibit D hereto.

     (g) TAX OPINION. The Company shall have received from Vinson & Elkins L.L.P. an opinion of counsel, to the effect that for federal income tax purposes
(i) the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code; (ii) the Company and FBHC will each be a party to that reorganization; (iii) no gain or loss will be recognized by the Company or FBHC by reason of the Merger; (iv) the Bank Merger will constitute a tax free reorganization within the meaning of Section 368(a) of the Code; (v) SW Bank and the Association will each be a party to that reorganization; and (vi) no gain or loss will be recognized by SW Bank or the Association by reason of the Bank Merger. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon representations made in certificates of officers of FBHC and the Company, affiliates of the foregoing, and others.

     (h) BANKING CRISIS. There shall not have occurred and be continuing any general banking moratorium or general suspension of payments in respect of banks in the United States, or any event that significantly and adversely affects the normal functioning or operation of the convertibility of major European currencies into United States dollars.

     (i) FBHC STOCK OPTIONS. Each of the holders of FBHC Stock Options shall have executed and delivered to the Company the agreement contemplated by
Section 5.12 hereof.

     (j)  RELEASES OF OFFICERS AND DIRECTORS.

          (i) Each director of FBHC and its Subsidiaries shall have delivered to the Company an instrument, substantially in the form of Exhibit E hereto, dated as of the Effective Time, releasing FBHC and its Subsidiaries from any and all claims of such directors (except as to their deposits and accounts at FBHC and its Subsidiaries and as to their rights under any benefit plans of FBHC, and as to rights of indemnification pursuant to Applicable Law, this Agreement and the organizational documents of FBHC and its Subsidiaries, which shall survive the Merger) and shall have delivered to the Company their resignations as directors of FBHC and its Subsidiaries.

          (ii) Each executive officer of FBHC and its Subsidiaries shall have delivered to the Company an instrument, substantially in the form of Exhibit F hereto in form and substance satisfactory to the Company and dated the Effective Time, releasing FBHC and its Subsidiaries from any and all claims of such officers (except as to deposits and accounts, and as to their rights under any Employee Agreements, severance arrangements or benefit plans of FBHC, accrued compensation permitted by their respective agreements and rights of indemnification pursuant to Applicable Law, this Agreement and the organizational documents of FBHC and its Subsidiaries, which shall survive the Merger).

     (k) AFFILIATES' LETTERS. Each Affiliate of FBHC shall have delivered to the Company an executed copy of the letter contemplated by Section 5.10 hereof.

     (l) POOLING OF INTERESTS. The Merger shall qualify as a "pooling of interests" for financial accounting purposes, and the Company shall have received appropriate opinions from PricewaterhouseCoopers LLP dated the Closing Date to that effect.

     (m) AGREEMENT AS TO MITCHELL EXCHANGE. The Company shall have received from the holder of the equity interests in Mitchell which are not held by the Association (the "Mitchell Equity Holder") an agreement in form and substance satisfactory to the Company to the effect that the Mitchell Equity Holder will not cause the Mitchell Exchange to occur at a time that would cause the Merger to not qualify as a "pooling of interests" for financial accounting purposes.

                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.1 TERMINATION. This Agreement and the obligations of the parties hereunder may be terminated:

     (a) By mutual written consent of the parties at any time whether or not theretofore approved by FBHC's shareholders;

     (b) By the Company or FBHC upon the expiration of 15 days after any Governmental Authority having jurisdiction over any of the transactions set forth herein indicates that it intends to deny or to refuse to grant any Regulatory Approval; provided, however, that in the case of a denial or refusal to grant approval by any Governmental Authority other than the OCC or the Federal Reserve Board, the parties shall use their reasonable efforts during such 15 day period to obtain the withdrawal of such denial or refusal;

     (c) By the Company immediately upon the expiration of 30 days from the date that the Company has given notice to FBHC of FBHC's material failure to satisfy any covenant or agreement herein, or of FBHC's breach of any warranties or representations contained herein that in the aggregate represent a change in FBHC from that represented to the Company that is equivalent to a Material Adverse Effect on FBHC; PROVIDED, HOWEVER, that no termination under this
Section 7.1(c) shall take effect if FBHC shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 30 days after the date of receipt of such notice and (ii) the date specified in paragraph (h) below, and PROVIDED FURTHER, HOWEVER, that solely for purposes of this Section 7.1(c), any representation and warranty made by FBHC in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

     (d) By FBHC immediately upon the expiration of 30 days from the date that FBHC has given written notice to the Company of the Company's material failure to satisfy any covenant or agreement contained herein, or of the Company's breach of any warranties or representations contained herein that in the aggregate represent a change in the Company from that represented to FBHC that is equivalent to a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that no termination under this Section 7.1(d) shall take effect if the Company shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 30 days after the date of receipt of such notice and (ii) the date specified in paragraph (h) below, and PROVIDED FURTHER, HOWEVER, that solely for purposes of this Section 7.1(d), any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

     (e) By either the Company or FBHC (provided that if the terminating party is FBHC, FBHC shall not be in material breach of any of its obligations under this Agreement) if any approval of the Shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the Shareholders' Meeting or any adjournment or postponement thereof or the Board of Directors of FBHC has determined not to recommend approval of the Merger to the Shareholders pursuant to the exercise of its fiduciary duties;

     (f) By the Company, if there shall have occurred since June 30, 1998, any change in or effect on the business of FBHC or its Subsidiaries or any occurrence, development or event of any nature that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on FBHC;

     (g) By FBHC, if there shall have occurred since June 30, 1998, any change in or effect on the business of the Company or any occurrence, development or event of any nature that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Company; or

     (h) Notwithstanding any of the foregoing, immediately by a party hereto that is not in default hereunder, if the Closing has not occurred on or before March 31, 1999.

     SECTION 7.2  EFFECT OF TERMINATION.  In the event of a termination under
Section 7.1, this Agreement shall become void, and there shall be no liability on the part of any party or any of such party's directors, officers, employees, agents or shareholders to the other party or such other party's directors, officers, employees, agents or shareholders; PROVIDED, HOWEVER, that the obligations of any party under Sections 5.7, 5.22, 8.9, 8.10 and 8.11 shall survive the termination of this Agreement; and PROVIDED FURTHER that a termination under Section 7.1(c) or (d) shall not relieve any party of any liability for breach of this Agreement or for any misrepresentation hereunder as of the date of this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. Liability, if any, for an inadvertent or non-intentional breach or misrepresentation under the foregoing provisions shall be limited to the recovery of out-of-pocket costs and expenses and shall not include punitive, special or consequential damages. The parties acknowledge and agree that breaches of representations and warranties that in the aggregate do not give rise to a right of termination hereunder shall not give any right to any party as to offset or any other remedy or right hereunder.

                                   ARTICLE VIII

                                   MISCELLANEOUS

     SECTION 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, conditions, covenants and agreements of the parties contained in this Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated hereby shall survive the Closing, except for those covenants and agreements that are contemplated by their terms to be performed after the Closing. No party, including any of its directors, officers, employees, agents and shareholders, shall be under any liability whatsoever with respect to such representations, warranties, conditions and covenants following the Closing, except that the Company shall be responsible for all of its covenants and agreements that are contemplated by their terms to be performed after the Closing.

     SECTION 8.2 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (i) delivered in person or by overnight delivery or courier service (ii) sent by facsimile or
(iii) deposited in the United States mail, by certified mail postage prepaid and return receipt requested (provided that any notice given pursuant to clause (ii) is also confirmed by the means described in clause (i) or (iii)), as follows:

          To the Company:

                 Southwest Bancorporation of Texas, Inc.
                 4400 Post Oak Parkway
                 Houston, Texas 77027
                 Attention:  Paul B. Murphy, Jr.
                             President and Chief Operating Officer
                 Fax:  (713) 439-5905

          With a copy to:

                 Vinson & Elkins L.L.P.
                 2300 First City Tower
                 1001 Fannin Street
                 Houston, Texas  77002-6760
                 Attention:  Michael P. Finch, Esq.
                 Fax:  (713) 615-5282

          To FBHC:

                 Fort Bend Holding Corp.
                 3400 Avenue H
                 Rosenberg, Texas 77471
                 Attention:  Lane Ward
                             Vice Chairman, President
                             and Chief Executive Officer
                 Fax:  (281) 238-7071

          With a copy to:

                 Silver, Freedman & Taff, L.L.P.
                 1100 New York Avenue, N.W.

                 7th Floor, East Tower
                 Washington, D. C. 20005
                 Attention:  Martin L. Meyrowitz, P.C.
                 Fax:  (202) 682-0354

     Such notice or other communication shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by overnight delivery or courier service, the business day after being sent from within the United States, or if mailed, four days after the date of deposit in the United States mails.

     SECTION 8.3 GOVERNING LAW. Except as otherwise provided in any exhibit hereto, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Texas without taking into account provisions regarding choice of law.

     SECTION 8.4 ENTIRE AGREEMENT. All exhibits and schedules (including, without limitation, the Disclosure Schedule) referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and schedules (including, without limitation, the Disclosure Schedule), constitutes the entire agreement among the parties hereto with respect to the matters herein and therein and supersedes all prior agreements and understandings between the parties with respect thereto, including, without limitation, the Letter Agreement dated September 15, 1998 between FBHC and the Company.

     SECTION 8.5 AMENDMENTS AND WAIVERS. This Agreement may not be amended except upon a written consent authorized and approved by the board of directors of each party hereto. By an instrument in writing, the Company may waive compliance by FBHC and FBHC may waive compliance by the Company with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; PROVIDED, HOWEVER, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself. Unless required by Applicable Law, no such waiver, amendment or modification effected after approval of this Agreement by the shareholders of FBHC shall require any further shareholder approval.

     SECTION 8.6 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

     SECTION 8.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

     SECTION 8.8 INTERPRETATION OF AGREEMENT. The article, section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. References herein to the transactions contemplated by this Agreement or other similar words shall include, without limitation, the Merger, the Bank Merger and all of the other transactions contemplated hereunder.

     SECTION 8.9  EXPENSES.

     (a) Subject to paragraphs (b) through (d) below and except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and the Bank Merger and all other terms and conditions of this Agreement, and the transactions contemplated hereby, will be paid by the party incurring such costs and expenses.

     (b) In the event this Agreement is terminated pursuant to Section 7.1 hereof, all out-of-pocket costs and expenses of the parties relating to the printing, filing, shipping and distribution of the Registration Statement and Prospectus/Proxy Statement shall be borne equally by the Company, on the one hand, and FBHC, on the other hand.

     (c) In the event this Agreement is terminated pursuant to Section 7.1(e) hereof and the Board of Directors of FBHC has either failed to recommend, or has recommended against, approval of the Merger because of the receipt by FBHC of an Acquisition Proposal, the parties agree that FBHC shall pay to the Company, concurrently with such termination, a termination fee of $3,000,000 (the "Damages"). The Company hereby agrees that its sole remedy in such case shall be such termination fee.

     FBHC acknowledges that the agreements contained in this Section 8.9(c) are an integral part of the transactions contemplated in this Agreement, and that without these agreements, the Company would not enter into this Agreement; accordingly, if FBHC fails to promptly pay such termination fee when due, FBHC shall in addition thereto pay to the Company all costs and expenses (including fees and disbursements of counsel) incurred in collecting such termination fee, together with interest thereon (or any unpaid portion thereof) from the date such payment was required to be made to the date such payment is received by the Company at the prime rate of SW Bank as in effect from time to time during such period.

     (d) Except as provided in paragraph (c) above, the rights and remedies provided in this Section 8.9 are cumulative and not exclusive of any rights and remedies provided by Applicable Law.

     SECTION 8.10 ATTORNEYS' FEES. In addition to the rights granted pursuant to Section 8.9, if any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

     SECTION 8.11 PUBLICITY. The parties hereto will consult with each other with regard to the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The parties agree further that neither of them will release any such press release, announcement or other public statement without the prior approval of the other party, unless such release is required by law and the parties cannot reach agreement upon a mutually acceptable form of release, in which event the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement. The parties agree further that such approval will not be unreasonably withheld, and they pledge to make a good faith effort to reach agreement expeditiously on the terms of any such press release, announcement or other public statement.

     SECTION 8.12 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 8.13 THIRD PARTIES. Except as otherwise provided herein, each party intends that this Agreement shall not benefit or create any right or cause of action or remedy of any nature whatsoever in any Person other than the parties to this Agreement, including, without limitation, conferring upon any Person the right to remain an employee of FBHC, the Company or any of their Subsidiaries, or restraining FBHC, the Surviving Corporation or any of their Subsidiaries from changing the terms and conditions of employment of any Person or terminating such Person's employment, following the Effective Time.

     SECTION 8.14 GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural.

     SECTION 8.15  CERTAIN DEFINITIONS.

     "ACQUISITION PROPOSAL" shall mean any proposal for a merger or other business combination involving FBHC or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, FBHC.

     "AFFILIATE" or "ASSOCIATE" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

     "AGENT" of FBHC shall have the meaning as defined in Section 3.16 hereof.

     "AGREEMENT" shall mean this Agreement and Plan of Merger.

     "AGREEMENT" shall mean with respect to any Person any note, bond, indenture, license, agreement, lease, contract, indenture, mortgage, deed of trust, lien, instrument, commitment, arrangement or other understanding, whether written or oral, to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

     "APPLICABLE LAW" shall mean any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of FBHC, to FBHC or its properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of it), and, in the case of the Company, SW Bank or any other Subsidiary of the Company, to the Company, SW Bank, or such other Subsidiary of the Company, respectively, or the respective properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of them) of any of them.

     "BANK MERGER" shall have the meaning as defined in Recital C hereof.

     "CERTIFICATE" shall have the meaning as defined in Section 1.2(a) hereof.

     "CLOSING" shall have the meaning as defined in Section 2.1 hereof.

     "CLOSING DATE" shall have the meaning as defined in Section 2.1 hereof.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986.

     "COMPANY" shall mean Southwest Bancorporation of Texas, Inc., a Texas corporation.

     "COMPANY COMMON STOCK" shall mean the Company's Common Stock, $1.00 par value.

     "CONTAMINANT" shall have the meaning as defined in Section 3.22 hereof.

     "DAMAGES" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, judgments, awards, fines, sanctions, penalties, charges, and amounts paid in settlement of any such matter, including, without limitation, interest, penalties, costs, fees and expenses of attorneys, experts, witnesses, investigators and any other agents.

     "DIRECTOR" of FBHC shall have the meaning as defined in Section 3.16 hereof.

     "DISCLOSURE SCHEDULE" shall have the meaning as defined in Article III hereof.

     "EFFECTIVE TIME" shall have the meaning as defined in Section 2.2(a) hereof.

     "EMPLOYEE" of FBHC shall have the meaning as defined in Section 3.16 hereof.

     "EMPLOYEE AGREEMENTS" shall have the meaning as defined in Section 3.16 hereof.

     "ENVIRONMENTAL LAW" shall have the meaning as defined in Section 3.22 hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" shall have the meaning as defined in Section 1.3(a) hereof.

     "EXCHANGE RATIO" shall have the meaning as defined in Section 1.2(a) hereof.

     "FASB" shall have the meaning as defined in Section 3.13(g) hereof.

     "FBHC" shall mean Fort Bend Holding Corp., a Delaware corporation.

     "FBHC COMMON STOCK" shall mean the common stock, $.01 par value, of FBHC.

     "FBHC PERSONALTY" shall have the meaning as defined in Section 3.11 hereof.

     "FBHC REAL PROPERTY" shall have the meaning as defined in Section 3.10 (a).

     "FBHC RRP" shall mean the FBHC Recognition and Retention Plan.

     "FBHC STOCK OPTIONS" shall have the meaning as defined in Recital B hereof.

     "FBHC STOCK OPTION PLAN" shall have the meaning as defined in Recital B hereof.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FHA" shall mean the U.S. Federal Housing Authority.

     "FHLB" shall mean the Federal Home Loan Bank.

     "GOVERNMENTAL AUTHORITY" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "GOVERNMENTAL FILINGS" shall have the meaning as defined in Section 3.4(b) hereof.

     "IRCA" shall have the meaning as defined in Section 3.18 hereof.

     "JOINT VENTURE" shall mean with respect to an entity any general or limited partnership or joint venture interest which is owned directly or indirectly by such entity.

     "KNOWLEDGE" when used with respect to any party means actual knowledge of any current executive officer or director of such party or any of its Subsidiaries or any other officer with supervising responsibility for the matter to which knowledge refers.

     "LIABILITIES" shall mean obligations of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due) that are required to be reflected in financial statements under generally accepted accounting principles consistently applied.

     "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, operations, condition (financial or other), properties or results of operations of a specified Person and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (c) any modifications or changes to valuation policies and practices and connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, and (d) changes in general economic conditions or interest rates applicable generally to financial institutions located in the Texas Gulf coast area.

     "MERGER" shall have the meaning as defined in Recital A hereof.

     "MITCHELL EXCHANGE" shall have the meaning as defined in Section 3.3 hereof.

     "MULTIEMPLOYER PLAN" shall mean a plan described in Section 3(37) of ERISA.

     "NASDAQ" shall have the meaning as defined in Section 1.3(e) hereof.

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "OFFICER" of FBHC shall have the meaning as defined in Section 3.16 hereof.

     "OTS" shall mean the Office of Thrift Supervision.

     "OTS STANDARDS" shall have the meaning as defined in Section 3.26 hereof.

     "PERSON" shall include any individual, partnership, joint venture, corporation, trust or unincorporated organization, any other business entity and any Governmental Authority, in each case whether acting in an individual, fiduciary or other capacity.

     "PLANS" shall have the meaning as defined in Section 3.17(a) hereof.

     "PROSPECTUS/PROXY STATEMENT" shall have the meaning as defined in
     Section 5.1 hereof.

     "REAL ESTATE OWNED" shall mean all real property acquired through foreclosure or deed in lieu of foreclosure.

     "REGISTRATION STATEMENT" shall have the meaning as defined in Section 5.1 hereof.

     "REGULATORY APPROVALS" shall have the meaning as defined in Section 5.2(a) hereof.

     "RELEASE" shall have the meaning as defined in Section 3.22 hereof.

     "RETURNS" shall have the meaning as defined in Section 3.15(a)(ii) hereof.

     "SCHEDULED CONTRACTS" shall have the meaning as defined in Section 3.7(a) hereof.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SFAS" shall mean a Statement of Financial Accounting Standards, promulgated by the Financial Accounting Standards Board.

     "SHAREHOLDERS" shall have the meaning as defined in Recital A hereof.

     "SHAREHOLDERS' MEETING" shall have the meaning as defined in Section 5.8 hereof.

     "SUBSIDIARY" shall mean, as to any particular parent corporation, any corporation as to which more than 50% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights are to be exercised) at the time is owned or controlled, directly or indirectly, by such parent corporation and/or by one or more Subsidiaries, and any general partnership, limited partnership, association, joint venture arrangement or trust of any kind with respect to which such parent corporation or any Subsidiary thereof has an equity or management interest or as to which any such entity serves as trustee.

     "SURVIVING CORPORATION" shall mean the Company, after consummation of the Merger.

     "SW BANK" shall mean Southwest Bank of Texas National Association, a national banking association.

     "TAXES" shall have the meaning as defined in Section 3.15(a)(i) hereof.

     "TBCA" shall have the meaning as defined in Section 1.1(a) hereof.

     "THREATENED" shall have the meaning as defined in Section 3.14(a) hereof.

     "WARN" shall have the meaning as defined in Section 3.18 hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SOUTHWEST BANCORPORATION OF TEXAS, INC.


                              By:  /S/ PAUL B. MURPHY, JR.
                                   -------------------------------------------
                                   Paul B. Murphy, Jr.
                                   President and Chief Operating Officer


                              FORT BEND HOLDING CORP.


                              By:  /s/ LANE WARD
                                   --------------------------------------------
                                   Lane Ward
                                   Vice Chairman, President and Chief Executive
                                   Officer

                                                                      EXHIBIT A


                                  PLAN OF MERGER

     PLAN OF MERGER dated the _____ day of ___________, 1998, between Southwest Bank of Texas National Association, Houston, Texas ("SW Bank"), and Fort Bend Federal Savings and Loan Association of Rosenberg, Rosenberg, Texas (the "Association").

                               W I T N E S S E T H:

     SW Bank is a national banking association duly organized under the laws of the United States of America and has its principal office in Houston, Texas, Harris County, Texas. The Association is a savings and loan association duly organized under the laws of the United States of America and has its principal office in Rosenberg, Fort Bend County, Texas. SW Bank has authorized capital stock of 5,000,000 shares, $5.00 par value ("SW Bank Stock"), of which 3,090,349 shares are issued and outstanding on the date hereof, all of which are owned by Southwest Bancorporation of Texas, Inc., a Texas corporation having its principal office in Houston, Harris County, Texas ("Southwest"). The Association has authorized capital stock of 2,500,000 shares, 2,000,000 of which shares are common stock, $.01 par value, and 500,000 of which shares are serial preferred stock, $.01 par value ("Association Stock"), of which _________ shares are issued and outstanding on the date hereof, all of which are owned by Fort Bend Holding Corp., a Delaware corporation having its principal office in Rosenberg, Fort Bend County, Texas ("FBHC").

     Southwest and FBHC have entered into an Agreement and Plan of Merger, dated as of October 20, 1998 (the "Merger Agreement"), which contemplates the merger provided for by this Plan of Merger (the "Merger"). The Merger Agreement also contemplates the merger of FBHC with and into Southwest, which is to be effectuated on the same date as, and simultaneously with, the merger provided for by this Plan of Merger.

     A majority of the entire Board of Directors of SW Bank and two-thirds of the entire Board of Directors of the Association have, respectively, approved and made this Plan of Merger and authorized its execution.

     At or prior to the time the Merger becomes effective (hereinafter called the "Effective Date"), SW Bank and the Association shall take all such action as may be necessary or appropriate in order to effectuate the Merger.

     In consideration of the premises contained herein, SW Bank and the Association hereby make this Plan of Merger and prescribe the terms and conditions of the Merger of SW Bank and the Association and the mode of carrying it into effect, as follows:

     1. The Association shall be merged with and into SW Bank (which, as the receiving association, is herein referred to as the "Continuing Bank" whenever reference is made to it on or after the Effective Date) which shall continue to be governed by the laws of the United States of America. The Merger shall be pursuant to the provisions of, and with the effect provided in 12 U.S.C. Section 215c and 1828(c), and pursuant to the provisions of, and with the effect provided in 12 C.F.R. Sections 552.13 and 563.22.

     2. At the Effective Date, the Articles of Association and Bylaws of SW Bank as in effect at the Effective Date shall become the Articles of Association and Bylaws of the Continuing Bank until altered, amended or repealed as therein provided.

     3. Until changed by the Board of Directors of the Continuing Bank, the established office and facilities of the Continuing Bank shall be the established office and facilities of SW Bank and the Association as at the Effective Date, and until thereafter changed in accordance with law or the Articles of Association or Bylaws of the Continuing Bank, all corporate acts, plans, policies, contracts, approvals and authorizations of SW Bank and its stockholders, board of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Continuing Bank and shall be as effective and binding thereon as the same were with respect to SW Bank. The locations of the offices of the Continuing Bank are set forth in the Application to Merge relating to the Merger filed with the Office of the Comptroller of the Currency.

     4. At the Effective Date, the corporate existence of SW Bank and the Association shall, as provided in 12 U.S.C. Section 215c and the Office of Thrift Supervision regulations heretofore mentioned, be merged into and continued in the Continuing Bank, the Continuing Bank shall be deemed to be the same association as SW Bank and the Association, and the separate existence of the Association shall terminate. All rights, franchises and interests of SW Bank and the Association, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Continuing Bank by virtue of such merger without any deed or other transfer, and the Continuing Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all rights and property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by SW Bank and the Association, respectively, at the Effective Date, subject, however, to the condition that, where SW Bank or the Association, at the Effective Date, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver or committee of estates of lunatics, or in any other fiduciary capacity, the Continuing Bank shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was SW Bank or the Association.

     5. At the Effective Date, the Continuing Bank shall be liable for all liabilities of SW Bank and the Association including the liquidation account established by the Association pursuant to 12 C.F.R. Section 563b.3(c)(13); and all deposits, debts, liabilities and contracts of SW Bank and of the Association, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts or records of SW Bank or the Association, as the case may be, shall be those of the Continuing Bank and shall not be released or impaired by the Merger; and all savings accounts of the Association shall continue in place and unimpaired as savings accounts of the Continuing Bank; and all rights of creditors and other obligees and all liens on property of either SW Bank or the Association shall be preserved unimpaired.

     6. The mode of carrying into effect and the manner and basis of converting or exchanging the shares of SW Bank and the Association into shares of the Continuing Bank in the Merger shall be as follows:

          (a) The shares of SW Bank Stock issued and outstanding at the Effective Date shall continue to be issued and outstanding shares of the Continuing Bank, shall be unaffected by the Merger, and the holder thereof shall retain its rights therein.

          (b) Each share of Association Stock which shall be outstanding on the Effective Date and all rights in respect thereof shall, without any action on the part of the holder thereof, be cancelled.

          (c) The Continuing Bank shall have capital, surplus and undivided profits equal to the combined capital structures of SW Bank and the Association immediately prior to the Effective Date. All such amounts of surplus and undivided profits shall be adjusted for normal earnings and expenses, and for any accounting adjustments relating to the Merger.

     7. At the Effective Date, the Continuing Bank will adopt and continue all insurance policies maintained by SW Bank and the Association and which are in effect immediately prior to the Effective Date, including all group and employee benefit insurance policies.

     8. Subject to qualification of directors as required by statute, the board of directors and the principal officers of the Continuing Bank at the Effective Date shall consist of all persons who are directors or principal officers of SW Bank immediately prior to the Effective Date.

     9. SW Bank and the Association shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of an application to the Comptroller of the Currency for approval as required by law. In addition, the Merger shall not become effective until notification of the Merger has been provided to the Office of Thrift Supervision pursuant to and in accordance with 12 C.F.R. Section 563.22(h).

     10. Effectuation of the Merger herein provided is conditioned upon fulfillment or waiver of the conditions precedent set forth in Article VI of the Merger Agreement.

     11.  This Plan of Merger may be terminated in the manner set forth in
Article VII of the Merger Agreement and may be amended in the manner set forth in Section 8.5 of the Merger Agreement.

     12. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Plan of Merger including, among other conditions, receipt of the approval of the Comptroller of the Currency, the Merger shall become effective on the date specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the Merger. Such date is herein referred to as the "Effective Date."

     IN WITNESS WHEREOF, SW Bank and the Association have caused this Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                              SOUTHWEST BANK OF TEXAS
                                 NATIONAL ASSOCIATION


                              By
                                 ----------------------------------------------
                                   Paul B. Murphy, Jr.
                                   President and Chief Operating Officer


                              FORT BEND FEDERAL SAVINGS AND LOAN
                                 ASSOCIATION OF ROSENBERG


                              By
                                 ----------------------------------------------
                                   Lane Ward
                                   Vice Chairman, President and Chief Executive
                                   Officer

                                                                      EXHIBIT B

                            [To be dated the closing date]


Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

Gentlemen:

     I have been advised that as of the date hereof I am an "affiliate" of Fort Bend Holding Corp., a Delaware Corporation ("FBHC"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated October 20, 1998 (the "Agreement"), between Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), and FBHC, providing for the merger of FBHC with and into the Company (the "Merger"), as a result of which I will receive shares of Company Common Stock (the "Company Shares") in exchange for the shares of FBHC Common Stock owned by me at the Effective Time of the Merger as defined in the Agreement.

     I represent and warrant that:

     A. I shall not make any sale, transfer or other disposition of the Company Shares in violation of the Act or the Rules and Regulations.

     B. [The following sentence to be included only if the affiliate is a record or beneficial owner of 5% or more of the outstanding FBHC Common Stock.] I have no present plan or intention to sell, exchange, transfer, distribute (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect thereto, or consent to the sale, exchange, transfer, distribution or other disposition of any interest in (i) shares of FBHC Common Stock in a transaction the consideration for which is to be provided by FBHC, the Company, or any party related to FBHC or the Company or (ii) shares of Company Common Stock to be received in the Company Merger in a transaction the consideration for which is to be provided by the Company or any part related to the Company.

     C. I have been advised that the issuance of the Company Shares to me pursuant to the Merger has been registered by the Company under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Agreement was submitted for a vote of the shareholders of FBHC, I was an "affiliate" of FBHC, any public offering or sale by me of any of the Company Shares will, under current law, require either (i) the further registration under the Act of the Company Shares to be sold or (ii) compliance with Rule 145 promulgated under the Act or (iii) the availability of another exemption from such registration.

     D. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Company Shares, to the extent I felt necessary, with my counsel or counsel for FBHC.

     E. I have carefully read the Agreement and discussed its requirements and impact upon my ability to sell, transfer or otherwise dispose of the Company Shares, to the extent I felt necessary, with my counsel or counsel for FBHC.

     F. I have been informed by the Company that the distribution by me of the Company Shares has not been registered under the Act and that the Company Shares must be held by me indefinitely unless (i) such distribution of the Company Shares has been registered under the Act, (ii) a sale of the Company Shares is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel acceptable to the Company, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Company Shares.

     G. I have been informed by the Company that I may not transfer, or in any way reduce my risk with respect to, the Company Shares between the period starting thirty (30) days prior to the Effective Time and ending at such time as the Company shall have publicly released its first regular earnings report after the Effective Time which includes the results of the combined operations of the Company and FBHC for a period of at least thirty (30) days subsequent to the Effective Time.

     H. I understand that the Company is under no obligation to register the sale, transfer or other disposition of the Company Shares by me or on my behalf, or to take any other action necessary in order to make compliance with an exemption from registration available, other than as set forth in the Agreement.

     I. I also understand that stop transfer instructions will be given to the Company's transfer agent with respect to the Company Shares and that there will be placed on the certificates for the Company Shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated ______________, 1999, between the registered holder hereof and Southwest Bancorporation of Texas, Inc., a copy of which agreement is on file at the principal office of Southwest Bancorporation of Texas, Inc."

     J. I also understand that unless the transfer by me of my Company Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Company reserves the right to put the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof, within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legend set forth in paragraphs I and J above shall be removed by delivery of substitute certificates without such legend (i) if the undersigned shall have delivered to the Company a copy of a letter from the staff of the Commission or an opinion of counsel in form and substance satisfactory to the Company to the effect that such legend is not required for purposes of the Act or (ii) upon request of the undersigned at any time after two years following the Effective Time, provided that the undersigned has not been an "affiliate" of the Company within the three-month period immediately prior to the date of such request.

                                     Very truly yours,



                                     -----------------------------------------

ACCEPTED this _____ day
of ____________, 1999, by

SOUTHWEST BANCORPORATION OF TEXAS, INC.


By
   --------------------------
        David C. Farries
    Executive Vice President
             and
    Chief Financial Officer

                                                                      EXHIBIT C

                          OPINION OF COUNSEL FOR THE COMPANY


     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. SW Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Company owns directly all of the outstanding capital stock of SW Bank. Each of the Company and SW Bank has the corporate power to own or lease its properties and to carry on its business as currently conducted and is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Company.

     2. The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $.01 par value, none of which shares are issued, and 50,000,000 shares of Company Common Stock, of which ___________ shares were issued and outstanding as of ________, 1998. All outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. The shares of Company Common Stock to be issued to the Shareholders pursuant to the provisions of the Agreement have been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive rights of any person.

     3. The Company has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

     4. The Company and SW Bank have received approval from all necessary governmental agencies and authorities (including the Federal Reserve and the OCC) for the consummation of the transactions contemplated by the Agreement. Neither the execution nor delivery of the Agreement nor the consummation by the Company and SW Bank of the transactions contemplated thereby, nor the compliance with and fulfillment of the terms and provisions thereof by the Company and SW Bank will conflict with, or result in a breach of, any term, condition or provisions of, or constitute a default under, (a) the Articles of Incorporation or Bylaws of the Company, (b) the Articles of Association or Bylaws of SW Bank,
(c) to our knowledge, any material agreement or instrument to which the Company or SW Bank is a party or by which either of them is bound, or (d) to our knowledge, any material order, judgment, or decree to which the Company or SW Bank is subject, or result in the creation of any material lien, charge or encumbrance on any properties of the Company or SW Bank.

                                                                      EXHIBIT D

                             OPINION OF COUNSEL FOR FBHC


1. FBHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FBHC is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Texas, has the corporate power to own or lease its properties and to carry on its business as currently conducted, and is not required to be licensed or qualified to do business as a foreign corporation in any other jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on FBHC. FBHC is a unitary savings and loan holding company subject to regulatory oversight by the Office of Thrift Supervision. The Association is a savings and loan association duly organized, validly existing and in good standing under the laws of the United States of America. FBHC owns directly all the outstanding capital stock of the Association. The Association has the corporate power to own or lease its properties and to carry on its business as currently conducted, and is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on FBHC.

2. The authorized capital stock of FBHC consists of 1,000,000 shares of serial preferred stock, $.01 par value, none of which are issued, and 4,000,000 shares of FBHC Common Stock, of which, ____________ shares are issued and outstanding. All such shares have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. To our knowledge, there are no outstanding options, warrants, subscriptions, calls, contracts or other rights, arrangements or commitments of any kind, however denominated, relating to the purchase or other acquisition of capital stock of FBHC, or securities convertible into, capital stock of FBHC, except for the outstanding FBHC Stock Options to purchase _________ shares of FBHC Common Stock. The FBHC Stock Option Plan and FBHC Stock Options have been duly authorized by all necessary corporate action on part of FBHC and constitute valid and legally binding obligations of FBHC, enforceable in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity). [FBHC Debentures, Mitchell exchange]

3. FBHC has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly authorized by all necessary corporate action on the part of FBHC, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of FBHC, enforceable against FBHC in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

4. Neither the execution nor delivery of the Agreement nor the consummation by FBHC of the transactions contemplated thereby, nor the compliance with and fulfillment of the terms and provisions thereof by FBHC will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, (a) the Certificate of Incorporation or Bylaws of FBHC, (b) the Articles of Association or Bylaws of the Association,
     (c) to our knowledge, any material agreement or instrument to which FBHC or the Association is a party or by which either of them is bound, or (d) to our knowledge, any material order, judgment, or decree to which FBHC or the Association is subject, or result in the creation of any material lien, charge or encumbrance on any properties of FBHC or the Association.

5. To our knowledge, except as disclosed on the Disclosure Schedule, there is no action, suit, proceeding or claim pending, or any investigation by any government or governmental agency or instrumentality, domestic or foreign, pending or threatened, against FBHC or any of its Subsidiaries or any employee benefit plan maintained by it or the assets, business or goodwill of FBHC or any of its Subsidiaries before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, against FBHC or any of its Subsidiaries.

                                                                      EXHIBIT E

                                       RELEASE
                                      (Director)


     This Release (the "Release"), dated as of ___________, 1999, is made by ______________ (the "Director"), in favor of Fort Bend Holding Corp., a Delaware corporation ("FBHC"), and its Subsidiaries (as defined below).

                                 W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 20, 1998, by and between FBHC and Southwest Bancorporation of Texas, Inc., it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Director shall have executed and delivered to FBHC an instrument releasing FBHC and its Subsidiaries (as defined in the Merger Agreement) from any and all claims of such Director;

     WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 6.2(j)(i) of the Merger Agreement as discussed above;

     WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein;

     NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

     1. The Director acknowledges that he has no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against FBHC or any of its Subsidiaries, except as a result of the Director's capacity as a depositor with Fort Bend Federal Savings and Loan Association of Rosenberg (the "Association"). The Director for himself and on behalf of his heirs and assigns (the "Director Releasing Parties") releases, acquits and forever discharges FBHC and each of its Subsidiaries (the "Released Parties"), their predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of (i) the Director's capacity as a depositor with the Association, (ii) any claim for indemnification by the Released Parties the Director may have in the future pursuant to applicable laws or the organizational documents of the Released Parties (a "Statutory Indemnification") or the indemnity and insurance covenants contained in the Merger Agreement (a "Contractual Indemnification"), or (iii) the matters set forth on Schedule A hereto. It is intended that this Release shall release all claims of any kind or nature that any of the Director Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of (i) the Director's capacity as a depositor with the Association or (ii) Statutory Indemnifications and Contractual Indemnifications.

     2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, if any, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by the Released Parties. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action, if any, herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions and causes of action that the Director may have or be entitled to against the Released Parties, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

     3. The Director represents and warrants that he has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he has entered into this Release freely of his own accord and without reliance on any representations of any kind or character not set forth herein. The Director enters into this release upon the advice of and in concurrence with legal counsel.

     4. This Release shall be construed and enforced in accordance with the laws of the State of Texas, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                        THE DIRECTOR:


                                        ---------------------------------------
                                        Print Name:
                                                   ----------------------------

STATE OF TEXAS           Section
                         Section
COUNTY OF HARRIS         Section


     This instrument was acknowledged before me on _________________, 1998, by _______________________, Individually.



                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

                                   Printed Name:
                                                -------------------------------
                                   My Commission Expires:
                                                         ----------------------

                                                                      EXHIBIT F

                                       RELEASE
                                      (Officer)


     This Release (the "Release"), dated as of ___________, 1999, is made by ______________ (the "Officer"), in favor of Fort Bend Holding Corp., a Delaware corporation ("FBHC"), and its Subsidiaries (as defined below).

                                 W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 20, 1998, by and between FBHC and Southwest Bancorporation of Texas, Inc., it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Officer shall have executed and delivered to FBHC an instrument releasing FBHC and its Subsidiaries (as defined in the Merger Agreement) from any and all claims of such Officer;

     WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 6.2(j)(ii) of the Merger Agreement as discussed above;

     WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein;

     NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

     1. The Officer acknowledges that he or she has no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against FBHC or any of its Subsidiaries, except as a result of the Officer's capacity as a depositor with Fort Bend Federal Savings and Loan Association of Rosenberg (the "Association"), or for salary or bonus due to such Officer in the ordinary course of business. The Officer for himself or herself and on behalf of his heirs or her heirs and assigns (the "Officer Releasing Parties") releases, acquits and forever discharges FBHC and each of its Subsidiaries (the "Released Parties"), their predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of (i) the Officer's capacity as a depositor with the Association, (ii) for salary, bonus and other compensation and benefits due to such Officer in the ordinary course of business, (iii) any claim for indemnification by the Released Parties the Officer may have in the future pursuant to applicable law or the organizational documents of the Released Parties (a "Statutory Indemnification") or the indemnity and insurance covenants contained in the Merger Agreement (a "Contractual Indemnification"), or (iv) the matters set forth on Schedule A hereto. It is intended that this Release shall release all claims of any kind or nature that any of the Officer Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of (i) the Officer's capacity as a depositor with the Association, for salary, bonus and other compensation and benefits due to such Officer in the ordinary course of business or (ii) for Statutory Indemnifications and Contractual Indemnifications.

     2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, if any, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by the Released Parties. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action, if any, herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions and causes of action that the Officer may have or be entitled to against the Released Parties, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

     3. The Officer represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorized the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind or character not set forth herein. The Officer enters into this release upon the advice of and in concurrence with legal counsel.

     4. This Release shall be construed and enforced in accordance with the laws of the State of Texas, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                        THE OFFICER:


                                        ---------------------------------------
                                        Print Name:
                                                   ----------------------------

STATE OF TEXAS           Section
                         Section
COUNTY OF HARRIS         Section


     This instrument was acknowledged before me on ______________, 1998, by ______________________, Individually.



                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

                                   Printed Name:
                                                ------------------------------
                                   My Commission Expires:
                                                         ---------------------